2016 PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
The Annual Meeting of Stockholders of Groupon, Inc. will be held at 10:00 a.m. Central Time on June 8, 2016 at
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601

Dear Stockholder:
I am pleased to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Groupon, Inc. (the “Company” or “Groupon”), which will be held at Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601 on June 8, 2016 at 10:00 a.m. Central Time. Doors will open at 9:30 a.m. Central Time.
The attached Notice of Annual Meeting of Stockholders and proxy statement contain details of the business to be conducted at the Annual Meeting.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.
We urge you to read the accompanying proxy statement carefully and to vote "FOR" the director nominees proposed by the Board of Directors, "FOR" proposals 2 through 5 and "AGAINST" proposal 6 in accordance with the recommendations of the Board of Directors.
On behalf of the Board of Directors, I would like to express our appreciation for your interest in Groupon.
Sincerely,

Eric Lefkofsky
Chairman of the Board

GROUPON, INC.
NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	June 8, 2016 at 10:00 a.m. Central Time

Place	Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601

Items of Business	1. To elect nine directors from the nominees named in this proxy statement.

2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016.

3. To approve, on an advisory basis, our Named Executive Officer (as hereinafter defined) compensation, as described in this proxy statement.

4. To approve an amendment to our Sixth Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to provide that the Company’s stockholders may remove a director from office, with or without cause.

5. To approve an amendment to the Groupon, Inc. 2011 Incentive Plan to increase the number of authorized shares and re-approve the material terms of the performance goals thereunder for purposes of Section 162(m) of the Internal Revenue Code.

6. To consider a stockholder proposal, if properly presented at the Annual Meeting.

7. To transact other business that may properly come before the Annual Meeting.

Record Date	April 14, 2016 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy Voting	IMPORTANT

Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card will save the expenses and efforts of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares in person at the Annual Meeting, as your proxy is revocable at your option as described in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 8, 2016. We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. We will mail a Notice of Internet Availability of Proxy Materials to certain of our stockholders. This Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

By order of the Board of Directors,
Dane Drobny
General Counsel and Secretary
Chicago, Illinois
April  , 2016
The date of this proxy statement is April  , 2016, and it is first being delivered to stockholders on or about April  , 2016.

PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Date and Time	June 8, 2016, 10:00 a.m. Central Time

Place	Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601

Record Date	April 14, 2016

Voting
Stockholders as of the close of business on the Record Date are entitled to vote. Each share of Class A common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on. Each share of Class B common stock is entitled to 150 votes for each director nominee and 150 votes for each of the proposals to be voted on. The Class A common stock and Class B common stock will vote together as a single class. In this proxy statement, we refer to the Class A common stock and the Class B common stock collectively as the “common stock.”

Admission	If you are a record holder, you must provide identification, and if you hold your shares through a broker, bank or other nominee, you must provide proof of ownership.
Meeting Agenda

•	Elect nine directors. Our Board of Directors unanimously recommends a vote “FOR” the election of all nine director nominees.

•
Ratify Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016. Our Board of Directors unanimously recommends a vote “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2016.

•	Advisory approval of our Named Executive Officer compensation. Our Board of Directors unanimously recommends a vote “FOR” the advisory approval of our Named Executive Officer compensation.

•
Approval of an amendment to our Certificate of Incorporation to provide that the Company’s stockholders may remove a director from office, with or without cause. Our Board of Directors unanimously recommends a vote “FOR” the approval of the amendment to our Certificate of Incorporation.

•
Approval of an amendment to the Groupon, Inc. 2011 Incentive Plan (the "2011 Incentive Plan") to increase the number of authorized shares and re-approval of the material terms of the performance goals thereunder for purposes of Section 162(m) of the Internal Revenue Code. Our Board of Directors unanimously recommends a vote “FOR” the approval of the amendment to the Groupon, Inc. 2011 Incentive Plan and re-approval of the material terms of the performance goals thereunder for purposes of Section 162(m) of the Internal Revenue Code.

•
Consider a stockholder proposal of People for the Ethical Treatment of Animals (the "Stockholder Proposal"), if properly presented at the Annual Meeting. Our Board of Directors unanimously recommends a vote “AGAINST” the Stockholder Proposal.

•	Transact other business that may properly come before the meeting.

Our Director Nominees

The following table provides summary information about each director nominee. Each director is elected annually by a plurality of votes cast.

		Director Since			Other Public Boards
Name	Age		Position	Independent
Rich Williams	41	2015	Chief Executive Officer and Director	No	0
Eric Lefkofsky	46	2006	Chairman	No	0
Theodore Leonsis	60	2009	Lead Independent Director	Yes	1
Michael Angelakis	51	2016	Director	Yes	2
Peter Barris	64	2008	Director	Yes	0
Robert Bass	66	2012	Director	Yes	1
Jeffrey Housenbold	46	2013	Director	Yes	1
Bradley Keywell	46	2006	Director	Yes	2
Ann Ziegler	57	2014	Director	Yes	1

Attendance
Each director nominee is a current director. Each current director who served as a director during 2015, attended at least 75% of the aggregate number of meetings of the Board and each committee on which he or she sits.

See “Board of Directors” and “Election of Directors” for more information.

Executive Compensation Matters

Executive Compensation Advisory Vote
Our Board of Directors unanimously recommends that stockholders vote to approve, on an advisory basis, our Named Executive Officer compensation in 2015, as described more fully in this proxy statement.
Pay for Performance
To date, we have designed our compensation practices such that a significant portion of the Named Executive Officers’ total pay package consists of equity-based awards, and, therefore, the value of the pay packages is tightly correlated with our long-term performance.

Sound Design
We design our executive officer compensation programs to attract, motivate and retain the key executives who drive our success. We also design our pay packages to align the interests of our executives with those of our long-term stockholders. We achieve our objectives through compensation that:

•	Enables us to recruit and retain talented and experienced individuals who are able to develop, implement and deliver on long-term business strategies;

•	Ties a substantial portion of each executive’s compensation directly to the long-term value and growth of the Company;

•	Rewards both Company and individual performance and achievement;

•	Ensures that our pay structure does not encourage unnecessary and excessive risk taking; and

•	Ensures that our compensation is reasonable and competitive with pay packages made available to executives at companies with which we compete for executive talent.
See “Compensation Discussion & Analysis,” “Named Executive Officer Compensation” and “Advisory Approval of Our Named Executive Officer Compensation” for more information.

Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2016. During 2015, Ernst & Young served as our independent registered public accounting firm and also provided certain tax and other services. We ask that our stockholders ratify the selection of Ernst &Young as our independent registered public accounting firm for fiscal year 2016.
See “Audit Committee Matters” and “Ratification of Independent Registered Public Accounting Firm” for more information.

Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations. The words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue” and other similar expressions are intended to identify forward-looking statements. We have based these forward looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, volatility in our revenue and operating results; risks related to our business strategy, including our strategy to grow our local marketplaces, marketing strategy and spend and the productivity of those marketing investments and the impact of our shift away from lower margin products in our Goods category; effectively dealing with challenges arising from our international operations, including fluctuations in currency exchange rates; retaining existing customers and adding new customers, including as we increase our marketing spend and shift away from lower margin products in our Goods category; retaining and adding high quality merchants; cyber security breaches; incurring expenses as we expand our business; competing successfully in our industry; maintaining favorable payment terms with our business partners; providing a strong mobile experience for our customers; delivery and routing of our emails; product liability claims; managing inventory and order fulfillment risks; integrating our technology platforms; litigation; managing refund risks; retaining, attracting and integrating members of our executive team; difficulties, delays or our inability to successfully complete all or part of the announced restructuring actions or to realize the operating efficiencies and other benefits of such restructuring actions; higher than anticipated restructuring charges or changes in the timing of such restructuring charges; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; tax liabilities; tax legislation; compliance with domestic and foreign laws and regulations, including the CARD Act and regulation of the Internet and e-commerce; classification of our independent contractors; maintaining our information technology infrastructure; protecting our intellectual property; maintaining a strong brand; seasonality; customer and merchant fraud; payment-related risks; our ability to raise capital if necessary and our outstanding indebtedness; global economic uncertainty; the impact of our ongoing strategic review and any potential strategic alternatives we may choose to pursue; and those risks and other factors discussed in "Item 1A: Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2015, as well as in our consolidated financial statements, related notes, and the other financial information appearing elsewhere in this proxy statement and our other filings with the Securities and Exchange Commission (the "SEC"). Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We do not intend, and undertake no obligation, to update any of our forward-looking statements after the date of this proxy statement to reflect actual results or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:
The Board of Directors of Groupon, Inc. (the “Board”) is providing these proxy materials to you in connection with the Board’s solicitation of proxies for use at Groupon’s Annual Meeting of Stockholders, which will take place on June 8, 2016 (the “Annual Meeting”). Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. The Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed on or about April , 2016 in connection with the solicitation of proxies on behalf of the Board.

Q:	What information is contained in these materials?

A:
The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of certain of our executive officers and our directors, and certain other required information. Groupon’s Annual Report on Form 10-K for the year ended December 31, 2015, which includes our audited consolidated financial statements, is also enclosed with this proxy statement.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are six proposals to be voted on at the Annual Meeting:

•	The election of the nine director nominees listed in this proxy statement to serve on our Board.

•	The ratification of the appointment of Ernst & Young as our independent registered public accounting firm for fiscal year 2016.

•	An advisory vote to approve our Named Executive Officer compensation.

•	The approval of the amendment to our Certificate of Incorporation to provide that the Company’s stockholders may remove a director from office, with or without cause.

•
The approval of the amendment to the 2011 Incentive Plan to increase the number of authorized shares and re-approval of the material terms of the performance goals thereunder for purposes of Section 162(m) of the Internal Revenue Code.

•	The consideration of the Stockholder Proposal.
As of the date of this proxy statement, we are not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the Notice accompanying this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

Q.	How does the Board recommend that I vote?

A:	The Board recommends that you vote:
“FOR” the election of each of the nine director nominees named in this proxy statement.
“FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for fiscal year 2016.
“FOR” the advisory approval of our Named Executive Officer compensation.
“FOR” the approval of the amendment to our Certificate of Incorporation.
“FOR” the approval of the amendment to the Groupon, Inc. 2011 Incentive Plan and re-approval of the material terms of the performance goals thereunder for purposes of Section 162(m) of the Internal Revenue Code.
“AGAINST” the Stockholder Proposal.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?

A:
Pursuant to the rules of the SEC, we have provided access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners as of the Record Date. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found in the Notice. In addition, the Notice provides information on how stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:	How many shares are entitled to vote?

A:
Each share of Groupon’s common stock outstanding as of the close of business on April 14, 2016, the Record Date, is entitled to vote at the Annual Meeting. At the close of business on April 14, 2016, shares of Class A common stock and 2,399,976 shares of Class B common stock were outstanding and entitled to vote. Each holder of shares of Class A common stock is entitled to one vote for each share of Class A common stock held as of the Record Date, and each holder of shares of Class B common stock is entitled to 150 votes for each share of Class B common stock held as of the Record Date. The Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. The shares you are entitled to vote include shares that are (i) held of record directly in your name, including shares issued under Groupon’s equity incentive plans and (ii) held for you as the beneficial owner through a stockbroker, bank, or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Many stockholders of Groupon hold their shares beneficially through a broker, bank, or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, specifically:

Shares held of record
If your shares are registered directly in your name with Groupon’s transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by Groupon. As a stockholder of record, you have the right to grant your voting proxy directly to Groupon or to vote in person at the Annual Meeting. Groupon has enclosed a proxy card for you to use. You may also submit voting instructions via the Internet or by telephone as described below under “How can I vote my shares without attending the Annual Meeting?”
Shares owned beneficially
If your shares are held in a stock brokerage account or by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote the shares in your account, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and receive a valid proxy from your broker, bank, or other nominee. Your broker, bank, or other nominee has enclosed a voting instruction form for you to use to direct the broker, bank, or other nominee as to how to vote your shares. Many brokers or banks also offer voting via the Internet or by telephone. Please refer to the voting instruction form provided by your broker, bank, or other nominee for instructions on the voting methods they offer.

Q:	Can I attend the Annual Meeting?

A:
You are invited to attend the Annual Meeting if you are a stockholder of record or a beneficial owner as of April 14, 2016. If you are a stockholder of record, you must bring proof of identification. If you hold your shares through a broker, bank, or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction form provided by your broker or a copy of a brokerage statement showing your share ownership as of April 14, 2016. Use of cameras, recording devices, computers and other electronic devices, such as smart phones and tablets, will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting. Attendees will be subject to security inspections.

Q:	How can I vote my shares in person at the Annual Meeting?

A:
Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person, please bring proof of identification. Even if you plan to attend the Annual Meeting, Groupon recommends that you submit a proxy with respect to the voting of your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name through a brokerage account or by a broker, bank, or other nominee may be voted in person by you only if you obtain a valid proxy from your broker, bank, or other nominee giving you the right to vote the shares.

Q:	How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote by proxy or submit a voting instruction form without attending the Annual Meeting. If you hold your shares directly as the stockholder of record, you may submit your proxy via the Internet, by telephone, or by completing and mailing your proxy card in the enclosed pre-paid envelope. Telephone and Internet voting facilities for stockholders of record will be available 24 hours per day. You may vote over the telephone or via the Internet until 10:59 p.m. Central Time on June 7, 2016. If you hold your shares beneficially in street name, your broker or bank may offer voting via the Internet or by telephone or you may mail your voting instruction form in the enclosed prepaid envelope. Please refer to the enclosed materials for details.

Q:	Can I change my vote or revoke my proxy?

A:
If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•
delivering a timely written notice of revocation with our Corporate Secretary at our corporate headquarters (600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654, Attention: Corporate Secretary);

•	submitting a new, later dated proxy via the Internet, by telephone, or by mail to our Corporate Secretary at our corporate headquarters; or

•	attending the Annual Meeting and voting in person (attendance at the Annual Meeting will not, by itself, revoke a proxy).
If your shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee.

Q:	How are votes counted?

A:
In the election of directors, you may vote “FOR,” “AGAINST,” or “WITHHOLD” with respect to each of the nominees. If you elect to abstain from the election of directors, the abstention will not have any effect on the election of directors. In tabulating the voting results for the election of directors, only votes “FOR” and “AGAINST” director nominees are counted. “WITHHOLD” votes will not have an effect on the outcome of the election of directors.

For the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for fiscal year 2016, the advisory vote to approve our Named Executive Officer compensation, the approval of the amendment to our Certificate of Incorporation, the approval of the amendment to the 2011 Incentive Plan, and the Stockholder Proposal, you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each of these proposals. If you elect to abstain from voting on any of these proposals, the abstention will have the same effect as an “AGAINST” vote with respect to such proposal.
If you sign and return your proxy card or voting instruction form without giving specific voting instructions, your shares will be voted as recommended by our Board. If you are a beneficial holder and do not return a voting instruction form, your broker may only vote on the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for fiscal year 2016, as this is the only “routine matter” to be voted upon at the Annual Meeting. For additional information regarding treatment of “routine” and “non-routine” matters, please see “What are broker non-votes and what effect do they have on the proposals?” below.

Q:	Who will count the votes?

A:	A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspector of election.

Q:	What is the quorum requirement for the Annual Meeting?

A:
The quorum requirement for holding and transacting business at the Annual Meeting is a majority of the aggregate voting power of the capital stock entitled to be voted at the Annual Meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	What is the voting requirement to approve each of the proposals?

A:
Directors will be elected by a plurality of the votes cast in the election of directors. A plurality means that the nine persons receiving the highest number of affirmative “FOR” votes at the Annual Meeting will be elected.

The affirmative vote of a majority of the votes represented by shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve each of the following proposals: (i) the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for fiscal year 2016, (ii) the advisory vote to approve our Named Executive Officer compensation, (iii) the approval of the amendment to the 2011 Incentive Plan, and (iv) the Stockholder Proposal.
The affirmative vote of a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting is required to approve the amendment to our Certificate of Incorporation.

Q:	What are broker non-votes and what effect do they have on the proposals?

A:
Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares with respect to that particular proposal.

A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the appointment of Ernst & Young as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, such as the election of our directors, the advisory vote to approve our Named Executive Officer compensation, the approval of the amendment to our 2011 Incentive Plan and the Stockholder Proposal.
If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors. If you hold your shares in street name and you do not instruct your broker, bank, or other nominee how to vote in the election of directors, no votes will be cast on your behalf.
Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business at the Annual Meeting, but will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and, therefore, will have no effect on the outcome of the vote on the election of directors, which that requires a plurality of votes cast at the Annual Meeting or Proposals 2,3,5 and 6, which require a majority of votes present and entitled to vote at the Annual Meeting. Thus, if you do not give your broker specific voting instructions, your shares will not be voted on such “non-routine” matters and will not be counted in determining the number of shares necessary for approval. Because the approval of Proposal 3, the amendment to our Certificate of Incorporation, requires a majority of the voting power of the outstanding shares of capital stock, broker non-votes will have the same effect as a vote against the proposal.

Q:	What does it mean if I receive more than one proxy card or voting instruction form?

A:
It means your shares are registered under different names or are held in more than one account. Please provide voting instructions for each proxy card and voting instruction form you receive to ensure that all of your shares are voted.

Q:	Where can I find the voting results of the Annual Meeting?

A:
We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an amended Form 8-K with the SEC to disclose the final voting results.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:
The Board is soliciting your proxy to vote your shares of common stock at the Annual Meeting. Groupon will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Groupon will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. Groupon may reimburse brokerage firms and other persons representing beneficial owners of shares for their out-of-pocket expenses in forwarding solicitation materials to such beneficial owners. Solicitations may also be made by personal interview, mail, telephone, facsimile, email, or otherwise by directors, officers, and other employees of Groupon, but Groupon will not additionally compensate its directors, officers, or other employees for these services.

Q:	How can I get electronic access to the proxy statement and Annual Report?

A:
The Notice provides you with instructions regarding how to view our proxy materials for the Annual Meeting on the Internet and request that we send our future proxy materials to you by mail or by email. By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.

Q:	How do I obtain a separate set of proxy materials if I share an address with other stockholders?

A:
To reduce expenses, in some cases, we are delivering one set of proxy materials to certain stockholders who share an address, unless otherwise requested. This delivery method is referred to as “householding” and can result in cost savings to us. A separate proxy card is included in the proxy materials for each of these stockholders. If you reside at such an address and wish to receive a separate copy of the proxy materials, including our annual report, you may contact Broadridge Financial Solutions, Inc. by telephone at 1-800-542-1061 or mail at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department or Groupon’s Investor Relations by telephone at 312-334-1579 or mail at 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654, Attention: Investor Relations.

You may also contact Broadridge or Groupon’s Investor Relations at the telephone numbers and addresses above if you would like to receive separate proxy materials in the future or if you are receiving multiple copies of our proxy materials and would like to receive only one copy in the future.

Q:	How can I obtain an additional proxy card or voting instruction form?

A:	If you lose, misplace, or otherwise need to obtain a proxy card or voting instruction form and:

•	you are a stockholder of record, contact Groupon’s Investor Relations by mail at 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654 or by telephone at 312-334-1579; or

•	you are the beneficial owner of shares held indirectly through a broker, bank, or other nominee, contact your account representative at that organization.

CORPORATE GOVERNANCE AT GROUPON
CORPORATE GOVERNANCE PRINCIPLES
Corporate governance at Groupon is used to promote the long-term interests of our stockholders, as well as to maintain internal checks and balances, strengthen management accountability, engender public trust and foster responsible decision making and accountability. We continue to strengthen existing governance practices and develop new policies that make us a better company.
Our Board periodically reviews evolving legal, regulatory, and best practice developments to determine those that will best serve the interests of our stockholders. Highlights of our corporate governance framework include:
Board Independence and Expertise
Seven of our nine directors are independent directors under the listing standards of the NASDAQ Global Select Market (“NASDAQ”). We are committed to maintaining a majority of independent directors.
•The independent directors meet regularly in executive session.
•Only independent directors are members of the Audit, Compensation, and Nominating and Governance Committees.
•Messrs. Robert Bass and Daniel Henry and Ms. Ann Ziegler are members of our Audit Committee and are each an “audit committee financial expert” under SEC rules.
Chief Executive Officer, Chairman and Lead Independent Director
The roles of Chairman and Chief Executive Officer are currently separate and have historically been separate other than during the period from February 28, 2013 through August 5, 2013, during which time Messrs. Lefkofsky and Leonsis both served in the Office of the Chief Executive on an interim basis. On November 3, 2015, Mr. Williams was appointed to serve as Chief Executive Officer, Mr. Leonsis was appointed to serve as Lead Independent Director of the Board, and Mr. Lefkofsky was appointed to serve as Chairman of the Board. For a discussion of the roles of our Chairman and Lead Independent Director, see "Board and Executive Leadership."
Stockholder Authority
•All directors are elected annually; Groupon does not have a classified board.
•Stockholders representing 50% or more of our total voting power can call a special stockholders’ meeting by following the procedural requirements in our Amended and Restated By-laws (“Bylaws”).
Risk Oversight
•The Board, either directly or through its committees, as discussed below, exercises direct oversight of strategic risks to the Company.
•The Audit Committee reviews and assesses the Company’s processes to manage business, financial and related reporting risks. It also reviews the Company’s policies for risk assessment and assesses the steps management has taken to control significant risks.
•The Compensation Committee oversees risks relating to compensation programs and policies to ensure that our compensation programs do not encourage unnecessary risk-taking.
•The Nominating and Governance Committee oversees risks relating to our governance structure.
•Management periodically reports to our Board or the relevant committee, which provides guidance on risk tolerance, assessment and mitigation.
•Each committee charged with risk oversight reports to the Board on such matters. The Company believes that because each of the standing committees of the Board is comprised entirely of independent directors, the CEO and the Chairman are subject to the risk oversight of the independent directors.

CORPORATE GOVERNANCE GUIDELINES AND COMMITTEE CHARTERS
Our Corporate Governance Guidelines and the charters of the three standing committees of the Board describe our governance framework. The Corporate Governance Guidelines and charters are intended to ensure our Board has the necessary authority and practices in place to review and evaluate our business operations and to make decisions that are independent of management. Our Corporate Governance Guidelines also are intended to align the interests of directors and management with those of our stockholders, and comply with or exceed the requirements of NASDAQ and applicable law. They establish the practices our Board follows with respect to such issues as:

•	Board composition and member selection;

•	Board meetings and involvement of senior management;

•	CEO performance evaluation;

•	management succession planning;

•	Board committees; and

•	director compensation.
Pursuant to the Corporate Governance Guidelines, the Board conducts self-evaluations to assess its adherence to the Corporate Governance Guidelines and committee charters and to identify opportunities to improve Board performance. The Board reviews our Corporate Governance Guidelines and committee charters and updates them as necessary to reflect changes in regulatory requirements and evolving oversight practices.
GROUPON INVESTOR RELATIONS WEBSITE
If you would like additional information about our corporate governance practices, you may view the following documents at http://investor.groupon.com:

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Governance Committee Charter

•	Corporate Governance Guidelines

•	Code of Conduct

We will provide any of the foregoing information without charge upon written request to the Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654. In addition, stockholders and other interested parties may communicate with any of our directors, including our independent directors or the directors as a group, by writing to the Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654. The Corporate Secretary will forward relevant communications to the appropriate directors depending on the facts and circumstances outlined in the communication.
BOARD AND EXECUTIVE LEADERSHIP

The Board does not have a policy as to whether the Chairman should be an independent director, an affiliated director or a member of management.  Our Chief Executive Officer serves as a director and the Chairman of our Board is an affiliated director.  As a result, since November 2015, the Board determined that it would also be beneficial to appoint a Lead Independent Director to reinforce the independence of the Board in its oversight of our business and affairs and appointed Mr. Leonsis to serve in such role.  The Lead Independent Director’s duties include: consulting with the Chairman on agendas and meeting schedules; presiding at Board meetings in the absence of the Chairman; presiding at executive sessions of independent directors; and facilitating communication between the independent directors and the Chairman and Chief Executive Officer.

Our Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the independent members of our Board. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to our Chief Executive Officer, while enabling the Chairman and the Lead Independent Director to facilitate our Board’s oversight of management, promote communication between management and our Board and communication among our independent directors, and support our Board’s consideration of key governance matters. The Board believes its programs for overseeing risk, as described above under “Risk Oversight,” would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.
DIRECTOR INDEPENDENCE
Our Corporate Governance Guidelines provide that a majority of our directors will be independent, based on the listing standards of NASDAQ as well as the Board’s determination that the director does not have a relationship with Groupon that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out director responsibilities.
Based on the review and recommendation by the Nominating and Governance Committee, the Board analyzed the independence of each director in 2015 and each director nominee and determined that Messrs. Angelakis, Barris, Bass, Henry, Housenbold, Keywell and Leonsis and Ms. Ziegler meet the standards of independence under our Corporate Governance Guidelines and applicable NASDAQ listing standards, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment. The Board determined that Mr. Williams, our Chief Executive Officer, and Mr. Lefkofsky, who served as our Chief Executive Officer until November 3, 2015, are not independent.
PROCEDURES FOR NOMINATING DIRECTORS
The Nominating and Governance Committee annually reviews with the Board the applicable skills and characteristics required of Board nominees, considering current Board composition and Company circumstances. Our Corporate Governance Guidelines and Nominating and Governance Committee charter provide guidelines with respect the consideration of director candidates. In making its recommendations to our Board, the Nominating and Governance Committee considers, among other things, the qualifications of individual director candidates. The Committee retains any search firms and approves payment of their fees. The Nominating and Governance Committee works with our Board to determine the appropriate characteristics, skills and experiences for the Board as a whole and its individual members with the objective of having a board with diverse backgrounds and experience in business, education and public service. Characteristics expected of all directors include integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, our Board takes into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of a large publicly-traded company in today’s business environment; understanding of our business and technology; independence; educational and professional background; personal accomplishments; and geographic, gender, age and ethnic diversity. Our Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience.
In determining whether to recommend a director for re-election, the Nominating and Governance Committee considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board in addition to the factors described above.
The Nominating and Governance Committee assesses the effectiveness of its efforts to maintain an effective Board in the course of its regular responsibilities, which include annually:

•	reporting to our Board on the performance and effectiveness of the Board,

•	presenting to our Board individuals recommended for election to the Board at the annual stockholders meeting, and

•	obtaining or performing an assessment of the Committee’s own performance.
The Nominating and Governance Committee will consider stockholders’ recommendations for candidates for the Board using the same criteria described above. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating stockholder’s ownership of Company stock should be sent to the attention of Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654. A stockholder who wishes to formally nominate a candidate must follow the procedures described in Section 2.4 of our Bylaws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our Audit Committee is responsible for approving related party transactions, as defined in applicable rules promulgated by the SEC. Our Audit Committee operates under a written related party transaction policy pursuant to which all related party transactions are reviewed for potential conflicts of interest. In addition, our Code of Conduct requires that our directors and executive officers avoid situations where there will be an actual or perceived conflict of interest, and our Nominating and Corporate Governance Committee reviews potential conflicts of interest of directors. In the ordinary course of our business, we have entered into the transactions described below with certain of our directors and executive officers. We believe that we have executed all of these transactions on terms no less favorable to us than we could have obtained from unaffiliated third parties. In addition, pursuant to our related party transaction policy, all of the transactions set forth below were approved by our Audit Committee.
We have adopted a policy regarding the use of private aircraft for business travel by executives. In accordance with the policy, we may pay for the incremental operating costs of a private aircraft used for business travel. During 2015, we chartered for business use an aircraft leased by an entity owned by Mr. Lefkofsky. We chartered the aircraft through third party aircraft management companies, at terms no less favorable than we could have obtained through an arms-length transaction, which in turn reimbursed the entity owned by Mr. Lefkofsky. In 2015, we made aggregate payments to these third party aircraft management companies of approximately $419,000 for business trips taken by Mr. Lefkofsky and other members of management.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Our employees prepare these reports for our directors and executive officers who request it using information obtained from them and from Groupon’s records. We believe that all applicable Section 16(a) filing requirements were timely met during fiscal year 2015, except that the vesting of restricted stock units ("RSUs") on April 23, 2015 of Brian Stevens, our Chief Accounting Officer, was inadvertently reported late in a Form 4 filed on April 30, 2015.
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our Class A and Class B common stock as of April 1, 2016 for:

•	each person who we know beneficially owns 5% or more of our outstanding capital stock;

•	each of our directors and director nominees;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.
Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Class A and Class B common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 575,079,125 shares of Class A common stock and 2,399,976 shares of Class B common stock outstanding at April 1, 2016. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 1, 2016 and RSUs held by that person that will vest within 60 days of April 1, 2016. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an “*.” Total percentages in the table below may not add due to rounding.

	Shares Beneficially Owned
Name of Beneficial Owner	Class A Common Stock		Class B Common Stock		% Total Voting Power(1)
	Shares	%	Shares	%
Officers and Directors
Eric Lefkofsky (2)	102,339,711	17.8%	999,984	41.7%	27.0%
Rich Williams (3)	1,107,679	*	—	—	*
Brian Kayman (4)	348,523	*	—	—	*
Dane Drobny	275,884	*	—	—	*
Brian Stevens (5)	129,587	*	—	—	*
Jason Child (6)	703,358	*	—	—	*
Sri Viswanath (7)	211,821	*	—	—	*
Michael Angelakis	—	—	—	—	—
Peter Barris (8)	95,045	*	—	—	*
Robert Bass (9)	52,893	*	—	—	*
Daniel Henry (10)	76,974	*	—	—	*
Jeffrey Housenbold (11)	65,984	*	—	—	*
Bradley Keywell (12)	30,420,104	5.3%	400,008	16.7%	9.7%
Theodore Leonsis (13)	1,460,865	*	—	—	*
Ann Ziegler (14)	5,860	—	—	—	*
All executive officers and directors as a group (13 persons) (15)	136,379,111	23.7%	1,399,992	58.3%	37.1%
5% Stockholders or Greater Stockholders (other than directors and executive officers)
FMR LLC (16)	91,783,581	16.0%	—	—	9.8%
Entities Affiliated with New Enterprise Associates, Inc.(17)	43,984,956	7.6%	—	—	4.7%
Alibaba Group Holdings Ltd.(18)	32,972,000	5.7%	—	—	3.5%
Andrew Mason (19)	—	—	999,984	41.7%	16.0%

(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Each holder of Class B common stock is entitled to 150 votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law or our Certificate of Incorporation. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis. The Class A common stock and Class B common stock will automatically convert into a single class of common stock on October 31, 2016.

(2)
Includes 100,735,062 shares of our Class A common stock and 999,984 shares of our Class B common stock held by Green Media, LLC, an entity owned by Eric Lefkofsky (50%) and his wife, Elizabeth Kramer Lefkofsky (50%). Mr. Lefkofsky shares voting and investment control with respect to the shares held by Green Media, LLC. Also includes 149,948 shares of our Class A common stock held by 600 West Groupon LLC, the manager of which is Blue Media, LLC, an entity owned by Mr. Lefkofsky (50%) and Mrs. Lefkofsky (50%). Includes 25,183,765 shares of Class A common stock that are subject to a pledge. Also includes 14,686 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of Class A common stock upon termination of service as a director.

(3)	Includes 6,250 shares of Class A common stock issuable upon the vesting of RSUs that will vest within 60 days of April 1, 2016.

(4)
Includes 43 shares of Class A common stock held by Mr. Kayman’s son. Also includes 41,562 shares of Class A common stock issuable upon the vesting of RSUs that will vest within 60 days of April 1, 2016.

(5)	Includes 5,000 shares of Class A common stock issuable upon the vesting of RSUs that will vest within 60 days.

(6)	Mr. Child resigned as the Company’s Chief Financial Officer effective June 3, 2015.

(7)	Mr. Viswanath resigned as the Company’s Chief Technology Officer effective January 1, 2016.

(8)
Includes 1,099 shares of Class A common stock issuable upon the vesting of RSUs that will vest within 60 days of April 1, 2016. Also includes 67,180 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of Class A common stock upon termination of service as a director. Does not include shares held by entities affiliated with New Enterprise Associates, Inc. described in footnote 17. Mr. Barris is the Managing General Partner of New Enterprise Associates, Inc.

(9)	Includes 1,099 shares of Class A common stock issuable upon the vesting of RSUs that will vest within 60 days of April 1, 2016.

(10)	Includes 1,047 shares of Class A common stock issuable upon the vesting of RSUs that will vest within 60 days of April 1, 2016.

(11)
Includes 1,414 shares of Class A common stock issuable upon the vesting of RSUs that will vest within 60 days of April 1, 2016. Also includes 37,673 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of Class A common stock upon termination of service as a director.

(12)
Includes 30,325,030 shares of our Class A common stock and 400,008 shares of our Class B common stock held by Rugger Ventures LLC, an entity owned by Kimberly Keywell (80%), the wife of Bradley Keywell, and Mr. Keywell’s children (20%). Also includes 1,099 shares of Class A common stock issuable upon the vesting of RSUs that will vest within 60 days of April 1, 2016. Also includes 67,180 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of Class A common stock upon termination of service as a director.

(13)
Includes 603,750 shares of our Class A common stock issuable upon exercise of options that are exercisable within 60 days of April 1, 2016. Also includes 2,243 shares of Class A common stock issuable upon the vesting of RSUs that will vest within 60 days of April 1, 2016. Also includes 55,337 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of Class A common stock upon termination of service as a director.

(14)	Includes 837 shares of Class A common stock issuable upon the vesting of RSUs that will vest within 60 days of April 1, 2016.

(15)
Includes 603,750 shares of our Class A common stock issuable upon exercise of options that are exercisable within 60 days of April 1, 2016. Also includes 60,455 shares of Class A common stock issuable upon the vesting of RSUs that will vest within 60 days of April 1, 2016. Also includes 242,056 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of Class A common stock upon termination of service as a director.

(16)
Based on a Schedule 13G/A filed with the SEC on February 12, 2016 by FMR LLC, Edward C. Johnson 3d, Abigail P. Johnson and Fidelity OTC Portfolio. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(17)
Based on a Schedule 13G/A filed with the SEC on February 10, 2016 reporting shares of our Class A common stock directly held by New Enterprise Associates 12, Limited Partnership (“NEA 12”) and indirectly held by NEA Partners 12, Limited Partnership (“NEA Partners 12”), the sole general partner of NEA 12, NEA 12 GP, LLC (“NEA 12 GP”), the sole general partner of NEA Partners 12, and each of the individual Managers of NEA 12 GP. The individual Managers (collectively, the “Managers”) of NEA 12 LLC are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Patrick J. Kerins, Krishna S. Kolluri and Scott D. Sandell. NEA Partners 12, NEA 12 GP and the Managers share voting and dispositive power over the shares directly held by NEA 12. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein. The address of New Enterprise Associates is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.

(18)
Based on a Form 13F filed with the SEC on February 12, 2016. The address of Alibaba Group Holdings Ltd. is c/o Alibaba Group Services Limited, 26/F, Tower One, Times Square, 1 Matheson St., Causeway Bay, K3.

(19)
Based on a Schedule 13G/A filed with the SEC on February 14, 2014, Mr. Mason is no longer subject to the reporting requirements under Section 13(g) of the Exchange Act with respect to his ownership of Groupon common stock. Accordingly, his ownership of shares of Class A common stock, if any, is not known by us or reported in this table.

BOARD OF DIRECTORS

The Board is nominating nine nominees for election. Daniel Henry, who has served as a director since 2012, is not standing for re-election, and his term as a director will expire at the Annual Meeting. The Board would like to thank Mr. Henry for his dedicated service to Groupon. Although we presently have ten directors, as a result of Mr. Henry's departure from the Board, the Board will reduce the number of directors from ten to nine. Mr. Henry will continue to serve until his term expires at the Annual Meeting, at which time the reduction to nine directions will take effect. Information about the professional backgrounds, qualification and other board memberships of our nominees is set forth below.
OUR DIRECTOR NOMINEES
Rich Williams has served as our Chief Executive Officer and member of the Board of Directors since November 3, 2015. Prior to this role, Mr. Williams served as our Chief Operating Officer since June 2015 and President of North America since October 2014. He joined the Company in June 2011 as Senior Vice President of Marketing. Prior to joining Groupon, Mr. Williams served in a variety of marketing leadership roles at Amazon.com, Inc. (NASDAQ: AMZN) from January 2008 to June 2011, most recently as the Director, Paid Traffic leading global advertising. Prior to joining Amazon, he spent nearly seven years in sales and marketing leadership roles at Experian plc (LSE: EXPN), a global information services company. Mr. Williams brings to the Board his substantial experience gained from leadership positions in sales, marketing, and operations at Groupon and several publicly traded companies in the e-commerce and information services industries.
Eric Lefkofsky is a co-founder of the Company, served as the Company’s Executive Chairman from its inception through August 5, 2013, served in the Office of the Chief Executive from February 28, 2013 until August 5, 2013, served as the Company’s Chief Executive Officer from August 5, 2013 until November 3, 2015, and has served as Chairman since November 3, 2015. Mr. Lefkofsky is a co-founder of Echo Global Logistics, Inc. (NASDAQ: ECHO) and served on its board of directors from February 2005 to December 2012. Mr. Lefkofsky is a co-founder of InnerWorkings, Inc. (NASDAQ: INWK) and served on its board of directors from August 2008 to October 2012. In 2008, Mr. Lefkofsky co-founded Lightbank LLC, a private investment firm specializing in information technology companies, and has served as a manager since that time. In April 2006, Mr. Lefkofsky co-founded MediaBank, LLC (now known as Mediaocean LLC), an electronic exchange and database that automates the procurement and administration of advertising media, and has served as a director or manager since that time. Mr. Lefkofsky is also a co-founder of Uptake Technologies LLC, a data analytics company. Mr. Lefkofsky serves on the board of directors of Children’s Memorial Hospital, the board of trustees of the Steppenwolf Theatre, the board of trustees of the Art Institute of Chicago and the board of trustees of the Museum of Science and Industry, Chicago. Mr. Lefkofsky also serves on the board of directors of World Business Chicago. Mr. Lefkofsky is an Adjunct Professor at the University of Chicago Booth School of Business. Mr. Lefkofsky brings to the Board an in-depth knowledge and understanding of the Company’s business and operations, as one of its founders and former Chief Executive Officer, as well as expertise gained through his experience as an entrepreneur and innovator in the technology industry.
Theodore Leonsis has served on the Company’s Board since June 2009, as Vice Chairman from April 2011 until August 2013, as co-Chief Executive from February 28, 2013 until August 5, 2013, as Chairman of the Board from August 5, 2013 until November 3, 2015, and as the Company's Lead Independent Director since November 3, 2015. Since 1999, Mr. Leonsis has served as the Chairman and Chief Executive Officer of Monumental Sports & Entertainment, LLC, a sports and entertainment company that owns the NBA’s Washington Wizards, the NHL’s Washington Capitals, the WNBA’s Washington Mystics and the Verizon Center in Washington, D.C. Mr. Leonsis also has served as a Vice Chairman Emeritus of AOL LLC, a leading global Web company, since December 2006. Mr. Leonsis held a number of other executive positions with AOL from September 1994 to December 2006, most recently as Vice Chairman and President, AOL Audience Business. Mr. Leonsis co-founded Revolution Growth Fund II, a private investment firm in November 2011, and has served as a partner of the fund since that time. Mr. Leonsis has served as a director of American Express Co. (NYSE: AXP) since July 2010, was a director of Rosetta Stone Ltd. (NYSE: RST) from December 2009 through May 2013 and was a director of NutriSystem, Inc. (NASDAQ: NTRI) from December 2008 through June 2012. Mr. Leonsis also serves on the board of directors of several private Internet and technology companies, as well as several charitable organizations. Mr. Leonsis brings to the Board his experience in digital businesses, his innovative approaches, his expertise in identifying business opportunities and driving new strategies based on changing technologies, social media and the Internet.

Michael Angelakis has served on our Board since April 2016.  Mr. Angelakis has served as the Chairman and Chief Executive Officer of Atairos Management, L.P. since August 2015. Mr. Angelakis also serves as a senior advisor to the Executive Management Committee of Comcast Corporation (NASDAQ: CMCSA), a national provider of video, high-speed Internet and voice services, where, prior to founding Atairos, he served as the company’s Vice Chairman and Chief Financial Officer since 2007.  Prior to joining Comcast, Mr. Angelakis served as Managing Director and a member of the Management and Investment Committees of Providence Equity Partners, a private equity firm investing in technology, media and communications companies, Chief Executive Officer of State Cable TV Corporation and Aurora Telecommunications and a Vice President at Manufacturers Hanover Trust Company. Mr. Angelakis serves on the board of directors of Hewlett Packard Enterprises (NYSE: HPE) and Duke Energy (NYSE: DUK), as the Chairman of the Board for the Federal Reserve Bank of Philadelphia and as a trustee of Babson College.  Mr. Angelakis was elected as a director of Groupon pursuant to the terms of an Investment Agreement, dated as of April 3, 2016, between Groupon and A-G Holdings, L.P., an affiliate of Atairos.  Mr. Angelakis brings to the Board extensive investment, financial and managerial experience and leadership gained through his senior management roles in the media and telecommunications industries, including as the chief financial officer of a public company, as well as experience as a director of other public companies.
Peter Barris has served on our Board since January 2008. Mr. Barris was originally appointed to the Board pursuant to a general voting agreement, which terminated as a result of our initial public offering. During the previous five years, Mr. Barris also served on the board of directors of Echo Global Logistics, Inc. (NASDAQ: ECHO), InnerWorkings, Inc. (NASDAQ: INWK), Vonage Holdings Corp. (NYSE: VG) and Inteliquent (NASDAQ: IQNT) (formerly known as Neutral Tandem, Inc. (NASDAQ: TNDM)). Since 1999, Mr. Barris has been the Managing General Partner of New Enterprise Associates where he specializes in information technology investing. Mr. Barris is a vice chairman of the board of trustees of Northwestern University. Mr. Barris brings to the Board a sophisticated knowledge of information technology companies that includes investments in over twenty-five information technology companies that have completed public offerings or successful mergers as well as experience serving as a director of several public companies.

Robert Bass has served on our Board since June 2012. He served as a vice chairman of Deloitte LLP from 2006 through June 2012, and was a partner in Deloitte from 1982 through June 2012, where he specialized in e-commerce, mergers and acquisitions, SEC filings and related issues. At Deloitte, Mr. Bass was responsible for all services provided to Forstmann Little and its portfolio companies and was the advisory partner for Blackstone, DIRECTV, 24 Hour Fitness, McKesson, IMG and CSC. Mr. Bass has served on the board of directors of Sims Metal Management (ASX: SGM.AX) and as a member of the risk and audit committee since September 2013, including as chairman of the risk and audit committee since November 2014, the board of directors and as a member of the audit committee of Apex Tool Group, LLC since December 2014, including as chairman of the audit committee since April 2015, and the board of directors and as chairman of the audit committee of New Page Corporation from January 2013 (emergence from chapter XI) to January 2015 (sale of the company). In addition, he has been an advisory partner for RR Donnelley, Automatic Data Processing, Community Health Systems, and Avis Budget. Mr. Bass is a certified public accountant licensed in New York and Connecticut. He is a member of the American Institute of Certified Public Accountants and the Connecticut State Society of Certified Public Accountants. Mr. Bass brings to the Board a wealth of experience and knowledge of public company financial reporting and accounting, including with respect to companies in the e-commerce sector, and his experience at the highest levels of a Big Four accounting firm is an invaluable resource to the Board in its oversight of the Company’s SEC filings.
Jeffrey Housenbold has served on our Board since October 2013. Mr. Housenbold served as President, Chief Executive Officer and a director of Shutterfly, Inc. (“Shutterfly”) (NASDAQ: SFLY) from January 2005 until February 19, 2016. Prior to joining Shutterfly, Mr. Housenbold worked at eBay, serving in a variety of senior roles, including Vice President of Business Development and Internet Marketing, Vice President & General Manager, Business-to-Consumer Group and Vice President, Mergers & Acquisitions. Mr. Housenbold serves on the Board of Directors of Chegg (NYSE: CHGG), an online student hub. He is also a member of the Board of Trustees of Carnegie Mellon University and serves as a special industry advisor to KKR & Co. L.P. (NYSE: KKR). During the previous five years, Mr. Housenbold also served as a director of Caesars Entertainment Corporation (NASDAQ: CZR). Mr. Housenbold brings to the Board substantial e-commerce and technology industry experience, as well as his experience as the Chief Executive Officer of a publicly traded company.
Bradley A. Keywell is a co-founder of the Company and has served on our Board since our inception. Mr. Keywell is a co-founder of Echo Global Logistics, Inc. (NASDAQ: ECHO) and has served on its board of directors since its inception in February 2005. In 2008, Mr. Keywell co-founded Lightbank LLC, a private investment firm specializing in information technology companies, and has served as a managing partner since that time. In April 2006, Mr. Keywell co-founded MediaBank, LLC (now known as Mediaocean LLC), and has served as a director or manager since that time. Mr. Keywell is also the Chief Executive Officer and co-founder of Uptake Technologies LLC, a data analytics company. Mr. Keywell also serves as a trustee of Equity Residential (NYSE: EQR), a real estate investment trust. Mr. Keywell serves on the boards of trustees of the Zell-Lurie Entrepreneurship Institute at the University of Michigan, the NorthShore University HealthSystem Foundation, the University of Chicago Institute of Politics, and the Polsky Center for Entrepreneurship at the Booth School of Business at the University of Chicago. Mr. Keywell is the former Chairman of the Illinois Innovation Council. Mr. Keywell is also the founder and Chairman of Chicago Ideas Week and the Future Founders Foundation. Mr. Keywell is an Adjunct Professor at the University of Chicago Booth School of Business. Mr. Keywell brings to the Board an in-depth knowledge and understanding of the information technology sector as well as experience as a director of two other public companies.
Ann Ziegler has served on our Board since June 2014. Since April 2008, Ms. Ziegler has served as Senior Vice President and Chief Financial Officer of CDW Corp. (“CDW”) (NASDAQ: CDW). Prior to joining CDW, Ms. Ziegler spent 15 years at Sara Lee Corporation (“Sara Lee”), a global consumer goods company, in a number of executive roles including finance, mergers and acquisitions, strategy and general management positions in both U.S. and international businesses. Most recently, from 2005 until April 2008, Ms. Ziegler served as Chief Financial Officer and Senior Vice President of Administration for Sara Lee Food and Beverage. Prior to joining Sara Lee, Ms. Ziegler was a corporate attorney at Skadden, Arps, Slate, Meagher & Flom. Ms. Ziegler

serves on the board of directors of Hanesbrands, Inc. (NYSE: HBI). During the previous five years, Ms. Ziegler also served on the board of directors of Unitrin, Inc. Ms. Ziegler brings to the Board substantial experience in the consumer goods and technology industries, as well as her experience as the Chief Financial Officer of a publicly traded company.
MEETINGS AND MEETING ATTENDANCE
Our Board holds regularly scheduled quarterly meetings and also holds special meetings or acts by unanimous written consent as necessary. Our Board met 11 times during 2015.
All of our directors attended 75% or more of the aggregate of all Board meetings and meetings of the committees on which they served during the last fiscal year, including all persons who served as director during 2015. We do not maintain a formal policy regarding director attendance at stockholder meetings. One of our directors attended the 2015 Annual Meeting.
BOARD COMMITTEES
Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each committee operates pursuant to a written charter. The table below provides membership for each of the Board committees as of December 31, 2015.

Director	Audit	Compensation	Nominating and Governance
Mr. Williams
Mr. Lefkofsky
Mr. Leonsis
Mr. Angelakis
Mr. Barris		Chair	Member
Mr. Bass	Chair
Mr. Henry	Member
Mr. Housenbold		Member
Mr. Keywell		Member	Chair
Ms. Ziegler	Member		Member

(1)    Effective following the annual meeting in 2015, (i) Mr. Barris rotated off of the Audit Committee, (ii) Mr. Housenbold joined the Compensation Committee and (iii) Ms. Ziegler joined the Audit Committee and rotated off of the Compensation Committee.
Below is a description of each standing committee. Each committee has authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities.
Audit Committee
The Audit Committee assists our Board in overseeing the quality and integrity of our accounting, auditing and reporting practices. The Committee’s role includes:

•	overseeing the work of our accounting function and internal controls over financial reporting;

•	overseeing internal audit processes;

•
inquiring about significant risks, reviewing our policies for risk assessment and risk management, including cyber security risks, and assessing the steps management has taken to control these risks; and

•	reviewing compliance with significant applicable legal, ethical and regulatory requirements.
The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm engaged to issue audit reports on our consolidated financial statements and internal control over financial reporting. The Committee relies on the expertise and knowledge of management and the independent registered public accounting firm in carrying out its oversight responsibilities. The Audit Committee Charter describes the Committee’s specific responsibilities. The Board has determined that each Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. In addition, the Board has determined that each nominee who will serve on the Audit Committee is an “audit committee financial expert” as defined by SEC rules.
The Audit Committee met 8 times in 2015.
Compensation Committee
The primary responsibilities of the Compensation Committee are to:

•	assist our Board in establishing the annual goals and objectives relevant to the compensation of the CEO;

•	make recommendations to the independent members of our Board regarding the compensation of the CEO;

•	oversee an evaluation of the performance of the Company’s other executive officers and approve their compensation;

•	oversee and advise our Board on the adoption of policies that govern executive officer compensation programs and other compensation-related polices;

•	oversee plans for executive officer development and succession;

•	oversee administration of our equity-based compensation and other benefit plans; and

•	authorize grants of equity compensation awards under our stock plan.

The Committee may delegate to the CEO the authority to make equity compensation grants to employees who are not executive officers.
Our CEO and senior members of our Human Resources department, including our Senior Vice President, Human Resources, are responsible for providing recommendations to the Compensation Committee regarding all aspects of our executive compensation program, other than their own compensation. To evaluate each senior officer’s overall compensation, the Compensation Committee reviews total direct and indirect compensation details prepared by management.
The Compensation Committee Charter describes the specific responsibilities and functions of the Compensation Committee. See “Compensation Discussion and Analysis” for more information about the Committee’s work.
The Compensation Committee met 6 times in 2015.
Nominating and Governance Committee
The principal responsibilities of the Nominating and Governance Committee are to:

•	determine and recommend the slate of director nominees for election to our Board;

•	identify and recommend candidates to fill director vacancies occurring between annual stockholder meetings;

•	review the composition of Board committees;

•	oversee compensation of directors;

•	annually evaluate the performance and effectiveness of the Board; and

•	monitor adherence to, review, and recommend changes to our Corporate Governance Guidelines.
The Committee annually reviews the charters of Board committees and, after consultation with the respective committee chairs, makes recommendations, if necessary, regarding changes to the charters. The Nominating and Governance Committee Charter describes the specific responsibilities and functions of the Committee.
The Nominating and Governance Committee met 7 times in 2015.

DIRECTOR COMPENSATION
Director Compensation in 2015
We offer an annual cash and equity compensation program for our non-employee directors under our Non-Employee Directors’ Compensation Plan (a sub-plan of the 2011 Incentive Plan). The following table sets forth the compensation paid to our non-employee directors for the fiscal year ended December 31, 2015.
Eric Lefkofsky, who was our Chief Executive Officer until November 3, 2015, received no additional compensation for his services as a director of the Company. Rich Williams, who replaced Mr. Lefkofsky as Chief Executive Officer, received no additional compensation for his services as a director of the Company. Mr. Angelakis joined our Board in April 2016, and accordingly, did not receive any compensation for services as a director in 2015.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Peter Barris	79,950	160,050	240,000
Robert Bass	81,600	163,400	245,000
Daniel Henry	75,000	150,000	225,000
Jeffrey Housenbold	75,000	150,000	225,000
Bradley Keywell	79,950	160,050	240,000
Theodore Leonsis	75,000	150,000	225,000
Ann Ziegler	75,000	150,000	225,000

(1)
This column represents the amount of cash compensation earned in 2015 for Board and Committee service. The following non-employee directors deferred cash compensation earned in 2015 into deferred stock units under the Non-Employee Directors’ Compensation Plan and as described in this table below under the heading “Cash Compensation.”

Name	2015 Cash Fee Deferred($)	Shares in Deferred Account Attributed to 2015 Cash Fees (#)
Peter Barris	79,950	15,107
Jeffrey Housenbold	79,950	15,107
Bradley Keywell	75,000	14,173
Theodore Leonsis	75,000	14,173

(2)
As of December 31, 2015, each non-employee director had the following aggregate number of stock awards outstanding, as adjusted for the August 2010, January 2011 and October 2011 stock splits, as applicable.

Name	Number of Outstanding Stock Options	Number of Outstanding RSUs(a)
Peter Barris	—	46,823
Robert Bass	—	47,371
Daniel Henry	—	44,155
Jeffrey Housenbold	—	39,747
Bradley Keywell	—	46,823
Theodore Leonsis	603,750	37,098
Ann Ziegler	—	36,285
Eric Lefkofsky	—	1,144

(a)
On June 18, 2015, we granted Board members 27,075 RSUs and the Committee Chairs an additional 1,814 RSUs pursuant to the provisions contained in the Non-Employee Directors’ Deferred Compensation Plan. 100% of the RSUs will vest on the first anniversary of the date of grant. Mr.

Lefkofsky did not receive an award in 2015, and the amount shown above reflects an award from 2012.

(3)
Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of RSUs granted in 2015. Assumptions used in the calculation of these amounts for 2015 are set forth in Note 12 to Groupon’s audited consolidated financial statements for the year ended December 31, 2015 included in Groupon’s Annual Report on Form 10-K.

Components of Director Compensation
Cash Compensation
In 2015, our director compensation plan provided for the following compensation opportunities and the opportunity to defer such compensation:

•	an annual cash retainer of $75,000 paid quarterly;

•	an additional annual retainer of $4,950 to the chairpersons of the Compensation Committee and the Nominating and Governance Committee; and

•	an additional annual retainer of $6,600 to the chairperson of the Audit Committee.
The Company also pays or reimburses non-employee directors for reasonable travel, lodging and related expenses in connection with their attendance at Board, Committee or Company business meetings.
Under our Non-Employee Directors’ Compensation Plan, each non-employee director can elect to defer up to 100% of the annual cash retainer and up to 100% of the additional annual committee chair retainer into an award of deferred stock units. The number of deferred stock units to be awarded is determined by dividing the amount of the cash retainer to be exchanged by the fair market value of a share of Class A common stock as of the date on which the cash retainer would otherwise have been paid. Deferred stock units are fully vested upon issuance and will be distributed following the later of (i) a non-employee director’s separation from service or (ii) the occurrence of a specified date as elected by the non-employee director in his or her deferral election form. Distributions are made in a single distribution in the form of shares.
Grant of Restricted Stock Units
In 2015, we also provided our non-employee directors with an annual RSU grant under our Non-Employee Directors’ Compensation Plan that was valued at $150,000. In addition, we provided additional annual RSU grants of $10,050 to the chairman of our Compensation Committee and our Nominating and Governance Committee and $13,400 to the chairman of our Audit Committee.
Each non-employee director receives an annual grant of RSUs on the date of our annual meeting of stockholders, which vests 100% on the first anniversary of the annual meeting of the stockholders as long as the non-employee director remains on the Board on the vesting date. The number of RSUs granted is determined by dividing the dollar amount of the grant by the fair market value of a share of our Class A common stock on the date of grant.
In the event a newly-elected or appointed non-employee director becomes an eligible participant under the Non-Employee Directors' Compensation Plan following the date of the annual meeting of stockholders but during the same calendar year as the annual meeting of stockholders, the Board may, in its sole discretion, grant such non-employee director a pro-rated RSU award with respect to his or her service during the remainder of the year.
Director Stock Ownership Guidelines and Stock Holding Requirements

In 2016, we adopted stock ownership guidelines that require each non-employee director to beneficially own Company common stock with a value equivalent to three times his or her annual cash retainer. Directors have five years from their initial election date in which to achieve the required ownership level and must retain 50% of all net shares acquired upon the vesting of equity awards until they have satisfied the requirement. The equity components that are used to meet the director stock ownership guidelines are as follows:

•	shares owned outright and beneficially;

•	shares equal to the number of vested deferred stock units credited to the director under our Non-Employee Directors’ Compensation Plan; and

•	unvested RSUs (no other unvested awards count toward compliance with the guidelines).

We will measure whether our non-employee directors meet the required ownership levels annually at the time of our annual meeting of stockholders. We expect that our current non-employee directors will meet these ownership guidelines as of the Annual Meeting.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis discusses material elements of our 2015 compensation program for the following current and former executive officers (collectively, our “Named Executive Officers”):

•	Rich Williams, Chief Executive Officer

•	Brian Kayman, Interim Chief Financial Officer

•	Dane Drobny, General Counsel and Corporate Secretary

•	Brian Stevens, Chief Accounting Officer

•	Eric Lefkofsky, Former Chief Executive Officer

•	Jason Child, Former Chief Financial Officer

•	Sri Viswanath, Former Chief Technology Officer
This discussion also contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The CD&A is organized into six sections:

•	Section 1—Executive Summary

•	Section 2—Our Compensation Philosophy

•	Section 3—Design of Executive Compensation

•	Section 4—Role of Management, Compensation Consultants and Use of Market Data

•	Section 5—Pay Mix and Target Opportunity

•	Section 6—Other Compensation Information

SECTION 1 - EXECUTIVE SUMMARY
Business Highlights
We are a global leader in local commerce, making it easy for people around the world to search and discover great businesses and merchandise. We operate online local commerce marketplaces throughout the world that connect merchants to consumers by offering goods and services at a discount. Our vision is to build the daily habit for local commerce. In 2015, we continued to make significant progress in our strategy to become the world’s leading local commerce destination. Highlights of our 2015 performance include the following:

•	Revenue of $3.1 billion and gross billings of $6.3 billion in 2015.

•	We continued to increase our mobile presence, with transactions taking place on mobile devices remaining over 50% of total transactions globally during the fourth quarter of 2015.

•	We increased our active deal count to an average of approximately 650,000 globally at the end of the fourth quarter of 2015.

•	Active customers, which we define as customers who have purchased a voucher or product from us during the trailing twelve months, increased 3% year-over-year to 48.9 million as of December 31, 2015.
Compensation Highlights

•
We added performance stock units ("PSUs") to our equity-based award program for 2016 to complement the use of RSUs to certain senior executives, including our Named Executive Officers. Senior executives now have the opportunity to earn a payout if Groupon achieves certain pre-determined goals relative to financial metrics for an annual performance period.

•	We re-evaluated our compensation peer group to better align with Groupon’s revenue and market capitalization and replace companies that are no longer publicly traded.

•
We adopted stock ownership and stock holding guidelines applicable to certain of our officers, including our Named Executive Officers. These guidelines require the officers to own shares of Groupon common stock, including granted RSUs and PSUs, with a value equivalent to a minimum of four times salary for the CEO and two times salary for other officers. The stock holding guidelines require an officer who has not met the ownership guidelines to hold 50% of his or her net vested shares until such officer satisfies the requirement.

Pay-for-Performance
Our executive compensation program and corporate governance practices include several features to create a strong link among executive pay, Company performance and stockholder interests and to ensure that we have a fully competitive executive compensation program:

What We Do

✓	Establish measurable goals and objectives at the beginning of the performance period for both cash incentive plan and performance share unit plan

✓	Structure our compensation programs to avoid incentives that encourage excessive risk

✓	Review total compensation opportunity when making executive compensation decisions

✓	Establish maximum award levels under the annual performance bonus plan and PSU awards

✓	Rely on the advice of an independent compensation consultant who provides no other services to the Company

✓	Annually assess our programs against peer companies and best practices

✓	Require our executive officers to pre-clear all stock transactions (other than pursuant to approved Rule 10b5-1 trading plans) even during the open window

✓	Conduct an annual assessment of the risk associated with our compensation program (with no critical issues to address)

✓	Require all of our officers to follow our executive stock ownership and stock holding guidelines

What We Don’t Do

×	No tax gross-ups on change in control

×	No single-trigger change in control

×	No employment agreements

×	No re-pricing or cash buyout of out-of-the-money stock options

×	No dividends or dividend equivalents on unearned or unvested share units

×	No inclusion of the value of equity awards in pension or severance calculations

×	No hedging transactions, and/or short sales involving Company stock

×	No pledging of Company stock, subject to limited exceptions, or depositing or holding Company stock in a margin account

×	No executive perquisite program

In determining executive compensation levels, our Compensation Committee considered that over 99% of the shares that voted on our “Say on Pay” proposal at the 2015 Annual Meeting of Stockholders approved our executive compensation program as disclosed in our 2015 proxy statement. In light of this support, the Compensation Committee believes that our current executive compensation program has been effective in implementing our compensation philosophy and objectives. Nevertheless, the Compensation Committee recognizes that pay practices continue to evolve, and as a result the Compensation Committee continues to refine our executive compensation practices in its ongoing effort to ensure our executive compensation supports our compensation philosophy and objectives, as well as our overall corporate goals and values. The Compensation Committee will continue to consider the results of the Company’s Say on Pay votes in their formulation of our compensation program for our executive officers.
SECTION 2 - OUR COMPENSATION PHILOSOPHY
Our compensation philosophy is to establish and maintain an executive compensation program that attracts proven, talented leaders who possess the skills and experience necessary to materially add to the Company’s long-term value and achieve our strategic goals, while minimizing excessive risk to the organization.
Briefly, the primary goals of our executive compensation program are as follows:

•	Recruit and retain talented and experienced individuals who are able to develop, implement and deliver on long-term value creation strategies;

•	Provide a substantial portion of each executive’s compensation in components that are directly tied to the long-term value and growth of the Company;

•	Reward both Company and individual performance and achievement;

•	Ensure that our pay structure does not encourage unnecessary and excessive risk taking; and

•	Ensure that our compensation is reasonable and competitive with pay packages made available to executives at companies with which we compete for executive talent.
We are committed to retaining key personnel and attracting talent needed to lead the Company toward achieving our long-term strategic objectives.

We have been undergoing a period of substantial volatility and development in recent years in a highly competitive business and technological environment, and we have focused on recruiting talented individuals to help us meet specific long-term financial and growth objectives. Individual compensation arrangements with executives have been influenced by a number of factors, including the following, each as of the time of the applicable hiring decision:

•	our need to fill a particular position;

•	our financial position and growth direction at the time of hiring;

•	the individual’s expertise and experience; and

•	the competitive market for the position.
Our Compensation Committee is composed entirely of independent directors, and is responsible for overseeing our executive compensation program and approving ongoing compensation arrangements for our Named Executive Officers.

SECTION 3 – ELEMENTS OF EXECUTIVE COMPENSATION
The basic elements of our compensation program are as follows:

Pay Elements	Objective	Benefit to Stockholders
Base Salary	Provide senior officers with competitive level of fixed compensation	Competitive rates help us attract and retain talented executives

Amount reflects individual’s performance and scope of responsibilities, as well as the competitive market for executive talent

Annual Performance Bonus	Rewards executives for achieving annual individual and company goals	Focused on meeting key short-term business objectives and performance metrics

Equity-Based Awards	Provides a long-term incentive for executives to focus on stockholder value creation	Award value is based on long-term growth of Groupon’s stock price

Aligns a portion of their award to financial performance of the Company

SECTION 4 - ROLE OF MANAGEMENT, COMPENSATION CONSULTANTS AND USE OF MARKET DATA
Role of Management
Our Compensation Committee generally seeks input from our CEO and the most senior members of our Human Resources department when evaluating the performance and compensation of the other Named Executive Officers, as well as during the process of searching for and negotiating compensation packages with new senior management hires. The Compensation Committee gives considerable weight to the CEO’s evaluation of the other Named Executive Officers because of his direct knowledge of each executive officer’s performance and contributions. Our Chief Financial Officer and Chief Accounting Officer also work with the Senior Vice President, Human Resources and Vice President, Compensation to advise the Compensation Committee with regard to the financial and accounting implications of our compensation programs and hiring decisions. None of our Named Executive Officers participates in Compensation Committee deliberations relating to his or her own compensation.
Independent Compensation Consultant
The Committee retains Towers Watson to advise the Committee on marketplace trends in executive compensation, management proposals for compensation programs and executive officer compensation decisions. Otherwise, Towers Watson does not provide any services to Groupon. The Compensation Committee has a policy for compensation consultant independence under which any compensation consultant retained by the Committee must be independent of the Company and management. The Compensation Committee has reviewed the independence of Towers Watson in light of this policy, SEC rules and NASDAQ listing standards regarding compensation consultants and has concluded that Towers Watson’s work for the Compensation Committee does not raise any conflict of interest.
The Compensation Committee has continued to retain Towers Watson as its independent compensation consultant to provide advice, recommendations, and resources to help develop and execute our overall compensation strategy. Towers Watson reports directly to the Compensation Committee, and the Compensation Committee has the sole power to terminate or replace Towers Watson at any time. As part of the engagement of Towers Watson, the Compensation Committee has directed Towers Watson to work with the appropriate members of management to obtain information necessary for it to form its recommendations and evaluate management’s recommendations. Towers Watson will also meet with the Compensation Committee during the Committee’s regular meetings and in executive session, where no members of management are present, and may meet with the Committee chair and other members of the Committee outside of the regular meetings. The Compensation Committee intends to periodically review its relationship with its compensation consultant. To date, Towers Watson has not provided any services to the Company other than the compensation consulting services provided to the Compensation Committee. While we may use Towers Watson for one-time, discrete projects (separate from the consulting advice provided to the Compensation Committee) in the future, the Compensation Committee believes that Towers Watson is free of any conflicts and is able to provide it with independent advice.
Use of Market Data
Our Compensation Committee reviews our peer group and other compensation data annually to ensure that it remains appropriate for review and comparison purposes. In 2015, we revised our peer group to include additional companies with which we compete for talent and replace companies that are no longer publicly traded. The Compensation Committee used the revised peer group listed below to inform its 2015 compensation decisions. Our peer group includes companies in the Internet Software & Services, Internet Retail and Application Software industries whose businesses align with ours and with whom we compete for executive talent, as well as companies with a size comparable to ours based on revenue and market capitalization. Our peer group companies have a median revenue ranging from $315 million to $8.4 billion with a median of $1.32 billion and market capitalization ranging from $394 million to $64.2 billion with a median of $4.6 billion. Our peer group for 2015 is listed below:

Angie’s List, Inc.	Netflix, Inc.	salesforce.com, Inc.	Yelp, Inc.
Expedia Inc.	Orbitz Worldwide, Inc.	Shutterfly, Inc.	zulily, Inc.
HomeAway, Inc.	Overstock.com Inc.	TripAdvisor Inc.	Zynga, Inc.
IAC/InterActiveCorp	Pandora Media, Inc.	Twitter, Inc.
LinkedIn Corporation	priceline.com Incorporated	Yahoo! Inc.
We also participate in surveys of market compensation practices in our industry and broadly across all industries, and undertake specialized studies of competitive market practices using the most relevant published survey sources and public filings. When determining 2015 total direct compensation, management presented information to the Compensation Committee based on peer group and industry data. However, while the Compensation Committee considered this information, it did not engage in strict benchmarking to a fixed percentile. Given the unique nature of our business model, the Compensation Committee also relied heavily on the expertise of its members and on management to craft pay packages that are appropriate for our particular executives. We believe that the total compensation of our officers was consistent with market practices for our peer group and competitive market practice.
2011 Incentive Plan
We intend to continue to use our 2011 Incentive Plan, summarized in “2011 Incentive Plan” below, as the primary vehicle for awarding equity-based and incentive compensation going forward. Beginning in 2011, we discontinued our practice of awarding stock options, although we intend to continue our practice of awarding RSUs in connection with our hiring program and for ongoing grants. Starting in 2016, we also introduced PSUs into the mix of equity-based awards. The actual number of PSUs that vest will depend on Company results against the pre-determined targets as approved by the Compensation Committee. This addition not only complements the use of RSUs, but also reaffirms our philosophy of paying for performance and aligning compensation directly to long-term value and growth of the Company. We also set annual cash bonus targets for Named Executive Officers using annual benchmarks for similar positions in our peer group.
SECTION 5 – PAY MIX AND TARGET OPPORTUNITY
Our pay practices are focused on providing our executives with a significant amount of their compensation in the form of equity grants, which aligns our executives’ interests with those of our stockholders. The four key elements of our compensation package for Named Executive Officers are base pay, annual performance bonuses, equity-based awards, and our benefits programs. We do not use specific formulas or weightings in determining the allocation of the various pay elements; rather, each Named Executive Officer’s compensation has been individually designed to provide a combination of fixed and at-risk compensation that is tied to achievement of the Company’s short-and long-term objectives.

The following chart sets forth the relative weight of 2015 compensation attributable to base salary, target annual performance bonus and equity-based awards for our Named Executive Officers (other than Eric Lefkofsky, whose pay for 2015 was all in the form of equity-based awards).

13% of NEO target total direct compensation is fixed compensation which includes only base salary. The remaining 87% is in the form of annual performance bonuses tied to company performance and restricted share unit awards tied to enhancing shareholder value over the long-term. This allocation is intended to encourage focus on the long-term growth of the Company. In addition, 14% of performance based compensation is in the form of cash awards and the remaining 86% is in the form of equity awards. This allocation is intended to encourage focus on both the short-term (one year annual) and long-term growth of the Company.

Base Salary. We offer reasonable base salaries that are intended to provide a level of stable fixed compensation to executives for performance of day-to-day services. Each Named Executive Officer’s base salary was established as the result of arm’s-length negotiation with the individual at the time of the Named Executive Officer’s employment, and is generally reviewed annually to determine whether an adjustment is warranted or required. Eric Lefkofsky received $1 in base salary and no other form of cash compensation as CEO because his significant equity holdings in the Company align his interests with stockholder interests.
In determining base salaries for our Named Executive Officers, the Compensation Committee considers a number of factors, including the following:

•	The scope of the Named Executive Officer’s responsibilities, prior experience and qualifications;

•	The past individual performance of the Named Executive Officer;

•	Base salary and total compensation relative to other executives in similar positions;

•	Competitive market conditions and market data; and

•	Recommendations of the Chief Executive Officer, other than with respect to his own compensation.

The base salaries paid to our Named Executive Officers in 2015 are set forth in the “Summary Compensation Table” below. The following table shows the base salaries in effect during 2015:

Name	2015 Base Salary ($) (1)	2016 Base Salary ($) (2)
Rich Williams Chief Executive Officer	700,000	700,000
Chief Executive Officer
Dane Drobny	390,000	390,000
General Counsel & Corporate Secretary
Brian Kayman	286,000	300,000 (3)
Interim Chief Financial Officer
Brian Stevens	321,360	321,360
Chief Accounting Officer
Eric Lefkofsky	1	N/A
Former Chief Executive Officer
Jason Child	418,912	N/A
Former Chief Financial Officer
Sri Viswanath	440,960	N/A
Former Chief Technology Officer

(1)    Base salaries as of December 31, 2015.
(2)    Base salaries for 2016.

(3)	Mr. Kayman's base salary was increased for 2016 in connection with his promotion in 2015 to Interim Chief Financial Officer.

Annual Performance Bonus. We offer our Named Executive Officers the opportunity to earn annual performance bonuses, which are determined by the Board or the Compensation Committee at its sole discretion (other than with respect to Mr. Drobny, who received a guaranteed bonus pursuant to his compensation arrangement when he joined the Company), based on each officer’s job performance and the Company’s financial performance. As a young and rapidly changing company, we believe that an annual performance bonus program allows the Board and Compensation Committee to retain flexibility to conserve cash while rewarding results as determined to be appropriate.

The Named Executive Officers participate in our annual performance bonus program. The payout under this program is based upon a combination of 70% Company performance and 30% individual performance. The Compensation Committee determined to increase the performance-based component of our annual bonus program from 50% in 2014 to 70% in 2015. For 2015, the Committee approved performance-based bonus targets for the Named Executive Officers, which are set forth below. The maximum payout level for each officer is 200% of each individual's target bonus. The payout related to Company performance was conditioned upon the Company achieving: (1) a minimum Adjusted EBITDA amount of $331 million for 2015, which is a non-GAAP financial measure that we define as net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation and acquisition-related expense (benefit), net, and (2) a minimum revenue amount of $3.766 billion. With respect to the individual component of our program, our CEO makes a recommendation to the Compensation Committee (other than for himself) and, in its discretion, the Compensation Committee determines and approves any payout to the Named Executive Officers. For 2015, the CEO recommended, and the Compensation Committee approved, no payout under the Company performance-based component of our annual bonus program because the Company did not achieve its minimum revenue and Adjusted EBITDA amounts. However, during 2015, the Compensation Committee considered the Company’s operating and financial performance, achievement of individual goals and increased responsibilities of officers, as well as retention-related factors, and determined to pay annual bonuses for 2015 with respect to the individual performance component of our program in the amounts set forth below. In addition, Mr. Drobny is entitled to a guaranteed bonus under his compensation arrangement for 2015. Effective January 1, 2016, the payout mechanic for Mr. Drobny’s annual performance bonus will be consistent with other NEOs, and any payment will be conditioned upon achieving company performance and subject to the approval of the Compensation Committee. The following table shows the target performance-based cash bonus targets and the performance and discretionary bonuses paid to the Named Executive Officers for 2015:

Name	2015 Annual Performance Bonus Target ($)	2015 Company Performance Bonus Paid ($)	2015 Individual Performance Bonus Paid ($)
Rich Williams	700,000 (1)	—	135,000 (1)
Dane Drobny	390,000	—	390,000 (2)
Brian Kayman	250,000	—	225,000 (3)
Brian Stevens	321,360	—	289,224 (4)
Eric Lefkofsky	500,000	N/A (5)	N/A (5)
Jason Child	503,500	N/A (5)	N/A (5)
Sri Viswanath	424,000	N/A (5)	N/A (5)

(1)Mr. Williams was promoted to Chief Operating Office in June 2015 and Chief Executive Officer in November 2015. The Committee considered these promotions, Mr. Williams’ increased responsibilities during 2015 and the other factors described above in determining the bonus amount. Mr. Williams' promotion bonus is described in "Other Compensation Arrangements - Current Officers."
(2)Mr. Drobny is entitled to receive a guaranteed bonus at 100% of the bonus target level for 2015.
(3)Mr. Kayman was promoted to Interim Chief Financial Officer in June 2015. The Committee consider this promotion, Mr. Kayman’s increased responsibilities during 2015 and the other factors described above in determining the bonus amount.
(4)The Committee considered Mr. Stevens’ increased responsibilities during 2015, including management of our tax and treasury functions, and the other factors described above in determining the bonus amount.
(5)No payments associated with the annual performance bonuses were paid to Messrs. Lefkofsky, Child or Viswanath because they were not employees on the payment date.

For purposes of the Company performance-based bonus calculation, Adjusted EBITDA is defined as net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, and acquisition-related expense (benefit), net. Adjusted EBITDA is a non-GAAP measure that we present to aid investors in understanding our financial results. In addition, it is a key measure used by our management and Board to evaluate operating performance, generate future plans and make strategic decisions regarding the allocation of capital.
Equity-Based Awards. Our practice, as a rapidly expanding and evolving company, has been to grant equity awards in the form of RSUs to our executive officers, as we believe that this is an effective means to align the interests of the executive with our long-term growth objectives. In addition, the time vesting component of our grants encourages retention of our executives. The sizes and types of awards that have historically been granted to executive officers have not been determined based on a specific formula, but rather on a combination of the Board’s or Compensation Committee’s discretionary judgment regarding the appropriate level of compensation for the position, the need to fill a particular position, and the negotiation process with the particular individual involved. Given the rapidly changing nature of our business, we reviewed our Named Executive Officer compensation on an ongoing basis, rather than only doing an annual review. Consequently, some of our Named Executive Officers received more than one RSU award in 2015. When determining the number of RSUs to issue under both new hire and ongoing multi-year awards, we use a projected growth scenario to attempt to mitigate the risk of materially overcompensating our executives if our stock price increases significantly. The 2015 equity grants are disclosed below under in the “Summary Compensation Table” and the “Grants of Plan-Based Awards for Fiscal 2015” table. The following table shows the aggregate RSU awards that we granted to our Named Executive Officers in 2015:

Name	Number of Securities Underlying Restricted Stock Units Granted in 2015 (#)
Rich Williams	2,276,512
Dane Drobny	40,000
Brian Kayman	196,132 (1)
Brian Stevens	140,830 (2)
Eric Lefkofsky	1,055,806
Jason Child	161,785
Sri Viswanath	162,500

(1)    Includes an award of 125,000 RSUs granted on August 5, 2015, the unvested portion of which will be forfeited in the event that a new chief financial officer is appointed prior to the time such RSUs are fully vested.

(2)    Includes an award of 25,000 RSUs granted on October 30, 2015, 50% of the unvested portion of which will be forfeited in the event that a new chief financial officer is appointed prior to the time such RSUs are fully vested.

As previously disclosed, for 2016 we introduced PSUs in addition to RSUs as part of our equity incentives for our Named Executive Officers. The PSUs granted to certain of our Named Executive Officers may be earned, if at all, in amounts ranging from 50% to 200% of the target award depending on the achievement in 2016 of certain levels of adjusted EBITDA, revenue and strategic goals. See "Role of Management Compensation Consultants, and Use of Market Data - 2011 Incentive Plan."

On February 9, 2016, in connection with its annual compensation review process, the Compensation Committee of the Board approved awards of PSUs to certain of our Named Executive Officers and approved the performance terms (described below) for the 2016 PSUs. The Compensation Committee approved the following awards to our Named Executive Officers for 2016:

Name	Target PSU Number
Rich Williams	75,694
Dane Drobny	25,925
Brian Kayman	14,000
Brian Stevens	12,718
Benefits Programs. Our employee benefit programs, including our 401(k) plan and health, dental, vision and short-term disability coverage programs, are designed to provide a stable array of support to our employees generally, including our Named Executive Officers, and their families. We generally do not provide perquisites to our Named Executive Officers.

SECTION 6 – OTHER COMPENSATION
Compensation Arrangements- Current Employees
Rich Williams. Mr. Williams serves as our Chief Executive Officer. Mr. Williams receives an annual base salary and is eligible for an annual performance bonus targeted at 100% of his base salary. When appointed as our CEO, Mr. Williams also received (1) a signing bonus of $1,000,000, paid in full on November 15, 2015, which must be repaid to the Company on a prorated basis if his employment terminates for any reason, other than without "cause" or for "good reason," on or before the four-year anniversary of the payment date, (2) an equity award of 1,618,277 RSUs that will vest over four years, subject to Mr. Williams' continued employment with the Company, and (3) an equity award of 404,569 PSUs that vest over a four-year period, subject to Mr. Williams' continued employment with the Company and the Company's achievement of specific corporate objectives that are established annually. Mr. Williams is eligible to participate in the benefit programs generally available to regular, full-time employees of the Company. Mr. Williams has also entered into a severance benefit agreement agreement with the Company, and is entitled to receive certain benefits upon certain terminations of employment and a change in control under such agreement, which benefits are summarized below in “Potential Payments Upon Termination or Change in Control.”
Dane Drobny. Mr. Drobny serves as our General Counsel and Corporate Secretary. Mr. Drobny receives an annual base salary and is also eligible for an annual performance bonus targeted at 100% of his base salary (guaranteed at target for calendar years 2014 and 2015). Mr. Drobny is eligible to participate in the benefit programs generally available to senior executives of the Company. Mr. Drobny has also entered into a severance benefit agreement with the Company, and is entitled to receive certain benefits upon certain terminations of employment and a change in control under such agreement, which benefits are summarized below in “Potential Payments Upon Termination or Change in Control.”
Brian Kayman. Mr. Kayman serves as our Interim Chief Financial Officer. Mr. Kayman receives an annual base salary and is also eligible for an annual performance bonus with a target amount of $250,000. In connection with his appointment as Interim Financial Officer, Mr. Kayman received an equity award of 125,000 RSUs, of which 12,500 RSUs vest each month over a ten-month period beginning on August 15, 2015, subject to his continued employment at each vesting date. In the event that the Company appoints a new chief financial officer prior to the time that this RSU award is fully vested, any unvested portion of the RSU award shall be forfeited. Mr. Kayman is eligible to participate in the benefit programs generally available to regular, full-time employees of the Company. Mr. Kayman has also entered into a severance benefit agreement with the Company, and is entitled to receive certain benefits upon certain terminations of employment and a change in control under such agreement, which benefits are summarized below in “Potential Payments Upon Termination or Change in Control.”
Brian Stevens. Mr. Stevens serves as our Chief Accounting Officer. Mr. Stevens receives an annual base salary and is also eligible to receive an annual performance bonus with a target amount after 2012 of not less than $300,000. In connection with his increased responsibilities during 2015, including management of our tax and treasury functions, Mr. Stevens received an equity award of 25,000 RSUs, of which 2,500 RSUs vest each month over a ten-month period beginning on November 15, 2015, subject to his continued employment at each vesting date. In the event that the Company appoints a new chief financial officer prior to the time that this RSU award is fully vested, 50% of any such unvested RSUs will be forfeited and the remaining 50% of any such unvested RSUs will continue to vest. Mr. Stevens is eligible to participate in the benefit programs generally available to regular, full-time employees of the Company. Mr. Stevens has also entered into a severance benefit agreement with the Company, and is entitled to receive certain benefits upon certain terminations of employment and a change in control under such agreement, which benefits are summarized below in “Potential Payments Upon Termination or Change in Control.”
Compensation Arrangements- Former Employees
Eric Lefkofsky. Mr. Lefkofsky is one of our co-founders and our largest individual stockholder. He served as our CEO until November 3, 2015, and he now serves as our Chairman of the Board. At his own request, he received only a nominal base salary as CEO. In developing a compensation package for Mr. Lefkofsky, the Compensation Committee considered Mr. Lefkofsky’s role as an entrepreneur and innovator in the technology industry, and his intimate knowledge of our business and business strategy. Consequently in 2015, the Compensation Committee developed a new compensation package for our former CEO to reflect his unique value to the Company while recognizing his substantial ownership position. As CEO, Mr. Lefkofsky received (1) an annual base salary of $1; (2) a target cash bonus of $500,000, which was not paid in 2015 because the target Adjusted EBITDA amount was not attained; and (3) in 2015, Mr. Lefkofsky was granted an RSU award with a grant date fair value of $7 million that vested 100% on April 1, 2016 because he continued to serve as Chairman of the Company as of such date. During this period, Mr. Lefkofsky did not receive any director compensation. Previously, in 2013, upon his appointment as CEO, Mr. Lefkofsky was granted an award of 800,000 RSUs totaling $6,960,000 in grant date fair value, the final portion of which vested on August 6, 2015.
Jason Child. We entered into an employment agreement with Mr. Child, our former Chief Financial Officer, effective December 20, 2010, which was amended and restated effective April 29, 2011 and further amended effective January 1, 2012. Pursuant to his amended and restated employment agreement, Mr. Child received a base salary and an annual performance bonus targeted at 125% of his base salary, as described under “Elements of our Compensation Program-Annual Performance Bonuses” above. Mr. Child was entitled to participate in our executive and employee benefit plans on the same basis as other members of our senior management, and was reimbursed by us for the costs of those employee benefit plans in which he elected to participate.
Sri Viswanath. We entered into an employment agreement with Mr. Viswanath, our former Chief Technology Officer, effective March 18, 2013. Mr. Viswanath received an annual base salary and was also eligible to receive an annual performance bonus with a target amount of $400,000. When hired, Mr. Viswanath also received a one-time signing bonus of $150,000. Mr. Viswanath was eligible to participate in the benefit programs generally available to regular, full-time employees of the Company.
Pension Benefits
Aside from our 401(k) plan, we do not maintain any pension plan or arrangement under which our Named Executive Officers are entitled to participate or receive post-retirement benefits.
Non-Qualified Deferred Compensation
We do not maintain any non-qualified deferred compensation plans or arrangements in which our Named Executive Officers are entitled to participate.

Hedging and Pledging Policy
Our directors and executive officers are prohibited from hedging their ownership of Company stock, including trading in options, puts, calls, or other derivative instruments related to Company stock or debt. They are also prohibited from pledging their stock as collateral for a loan and from holding their stock as collateral in a margin account. Exceptions to the pledging prohibition may be granted by the Company’s General Counsel and Chief Financial Officer (or, in certain cases, the Chairman of the Board or Chairman of the Audit Committee) if the requesting person demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Officer Stock Ownership Guidelines and Stock Holding Requirements

In 2016, we adopted stock ownership guidelines applicable to certain of our officers, including our Named Executive Officers. This program is designed to further strengthen alignment between the interests of our officers and our stockholders and currently provides as follows:

•
Each officer is required to beneficially own Company common stock with a value equivalent to (i) for the CEO, four times his base salary, or (ii) for all other officers, two times their respective base salaries. Officers must achieve the applicable required ownership level within five years of becoming subject to the guidelines.

•	Shares owned outright and beneficially may be used to comply with the guidelines. Generally, unvested awards (other than unvested restricted stock unit awards) do not count toward compliance.

•	Until an officer satisfies the requirement, he or she must retain 50% of the net shares acquired upon the vesting of equity awards.

We will measure whether our officers meet the required ownership levels annually at the time of our annual meeting of stockholders. We expect that our Named Executive Officers, who are not former officers, will meet these ownership guidelines as of the Annual Meeting.
Incentive Plans
2011 Incentive Plan
We established the 2011 Incentive Plan, effective August 17, 2011, and amended the 2011 Incentive Plan effective November 6, 2013 to increase the amount of authorized shares to 65 million shares and to increase the individual award limit per year to 7.5 million shares. We also amended the 2011 Incentive Plan on May 21, 2014 to increase the amount of authorized shares to 100 million shares. This year, we are seeking stockholder approval to increase the amount of authorized shares to 150 million shares and to re-approve the material terms of the performance goals under the 2011 Incentive Plan for purposes of Section 162(m) of the Code, as described under "Proposal 5: Approval of the Amendment to the 2011 Incentive Plan". The purpose of the 2011 Incentive Plan is to advance the interests of the Company and its subsidiaries by providing a variety of equity-based and cash incentives designed to motivate, retain and attract employees, directors, consultants, independent contractors, agents, and other persons providing services to the Company through the acquisition of a larger personal financial interest in the Company. The 2011 Incentive Plan provides for the award of incentive stock options, non-qualified stock options, stock appreciation rights, cash incentive awards, and a variety of full value awards (including restricted stock, restricted stock units, deferred stock, deferred stock units, performance shares, and performance share units). The 2011 Incentive Plan was approved by our stockholders at our Annual Meeting in 2012 and 2013 in order to allow us the flexibility to grant certain awards that may qualify as performance-based compensation under Section 162(m) of the Code and therefore be exempt from the cap on our tax deductions that may be imposed by Section 162(m) of the Code.
2010 Stock Plan
We established the 2010 Stock Plan, originally effective April 16, 2010 and most recently amended on April 1, 2011, referred to herein as the 2010 Plan. No new awards may be granted under the 2010 Plan following our initial public offering; however, awards previously granted and outstanding under the 2010 Plan remain subject to the terms of the 2010 Plan and the applicable award agreements. The purpose of the 2010 Plan is to advance the interests of the Company, and our affiliates and stockholders, by providing incentives to retain and reward participants and motivate them to contribute to our growth and profitability. The 2010 Plan provides for the award of incentive stock options, non-qualified stock options, restricted stock purchase rights, restricted stock units, and restricted stock bonuses.
2008 Stock Option Plan
We established the 2008 Stock Option Plan, originally effective January 15, 2008, referred to herein as the 2008 Plan. The 2008 Plan was frozen in December 2010; however, option awards previously granted and outstanding under the 2008 Plan remain subject to the terms of the 2008 Plan and the applicable award agreement. The purpose of the 2008 Plan is to advance the interests of the Company and our affiliates and stockholders, by providing incentives to retain and reward participants and motivate them to contribute to our growth and profitability. The 2008 Plan provided for the award of incentive stock options and non-qualified stock options.

2012 Employee Stock Purchase Plan
We established the 2012 Employee Stock Purchase Plan (referred to herein as the “Purchase Plan”) effective January 1, 2012. The Purchase Plan is intended to meet the requirements of an “employee stock purchase plan,” as defined in Section 423 of the Code. The purpose of the Purchase Plan is to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire our common shares at a specified discount from the fair market value as permitted by Code Section 423. The Compensation Committee administers the Purchase Plan and the Board may amend or terminate the Purchase Plan subject to obtaining any required stockholder approval. The Board views the Purchase Plan as beneficial to the Company and its stockholders, as it more closely aligns the interests of our employees with the interests of our stockholders. The Purchase Plan was approved at our 2012 Annual Meeting as required by the terms of Section 423 of the Code.

401(k) Plan
Our 401(k) plan, in which all employees are generally eligible to participate, allows participants to defer amounts of their annual compensation before taxes, up to the maximum amount specified by the Code, which was $18,000 per person for calendar year 2015, and permits participants who turned age 50 by the end of the taxable year to elect to defer an additional catch-up contribution of $6,000 to the 401(k) plan during the year. Elective deferrals are immediately vested and non-forfeitable upon contribution by the employee.

Security
We believe the personal safety and security of our CEO and Chairman is important to the Company’s business interests. Accordingly, the Company pays the cost of security services and equipment for the CEO and Chairman in an amount that the Company believes is reasonable in light of their security needs. The aggregate incremental cost of these services is reported in the “All Other Compensation” column of the Summary Compensation Table in accordance with SEC disclosure rules. We do not consider these security measures to be a personal benefit or perquisite for our CEO or Chairman, but rather a reasonable and necessary expense for the benefit of the Company.
Post-Employment Compensation
Messrs. Williams, Drobny, Kayman and Stevens are each party to, and Messrs. Child and Viswanath were (prior to their resignation) each party to, severance benefits agreements with Groupon, which set forth the terms and conditions of their employment, including post-employment arrangements. These agreements provide for certain benefits in the event of the Named Executive Officer’s termination of employment under specified circumstances or upon a change in control. We believe that our extension of these post-employment and change in control benefits is necessary in order to remain competitive with market practice. The material terms of these post-employment arrangements are set forth in “Potential Payments Upon Termination or Change in Control” for all Named Executive Officers other than Messrs. Child and Viswanath, and “Resignation of Former Executive Officers” for Messrs. Child, Lefkofsky and Viswanath, whose employment terminated in June 2015, November 2015, and January 2016, respectively.
Effect of Accounting and Tax Treatment on Compensation Decisions
Accounting Treatment. We recognize a charge to earnings for equity awards, which is generally recognized on a straight-line basis over the service period during which the awards are expected to vest. We expect that our Compensation Committee will continue to review and consider the accounting impact of equity awards in addition to considering the impact for dilution when deciding on amounts and terms of equity grants.
Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Code,” may limit the amount that we may deduct from our federal income taxes for compensation paid to our executive officers to one million dollars per executive officer per year, unless certain requirements are met. Code Section 162(m) provides an exception from this deduction limit for certain forms of performance-based compensation. While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, the Board and the Compensation Committee believe that we should not be constrained by the requirements of the Code Section 162(m) exception where those requirements would impair our flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Board and the Compensation Committee have not adopted a policy that would require that all compensation be deductible. We intend to continue to compensate our executive officers in a manner consistent with the best interests of the Company and our stockholders.

Taxation of Parachute Payments and Deferred Compensation. We do not provide and have no obligation to provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999, or 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceed certain limits prescribed by the Code, and that the employer may forfeit a deduction on the amounts subject to this additional tax. Our 2011 Incentive Plan and our 2010 Plan permit a participant to elect, in his or her discretion, to reduce a payment or acceleration of vesting under the applicable plan to the extent necessary to avoid the imposition of an excise tax under Sections 280G and 4999. Section 409A of the Code also may impose significant taxes on a service provider in the event that he or she receives deferred compensation that does not comply with the requirements of Code Section 409A. We have structured our compensation arrangements with the intention of complying with or otherwise being exempt from the requirements of Code Section 409A. Further, our 2011 Incentive Plan and our 2010 Plan provide that the Board may amend the terms of each plan or any award agreement to the extent necessary to comply with or effectuate an exemption from the requirements of Code Section 409A.

NAMED EXECUTIVE OFFICER COMPENSATION
2015 SUMMARY COMPENSATION TABLE
The following Summary Compensation Table for Fiscal Years 2015, 2014, and 2013 contains compensation information for our Named Executive Officers: (1) Mr. Williams, who has served as Chief Executive Officer since November 3, 2015; (2) Mr. Lefkofsky, who served in the Office of the CEO from February 28, 2013 until August 5, 2013 and served as Chief Executive Officer from August 5, 2013 until November 3, 2015; (3) Mr. Kayman, who has served as Interim Chief Financial Officer since June 3, 2015; (4) Mr. Child, who served as Chief Financial Officer until June 3, 2015; and (5) Messrs. Drobny, Stevens and Viswanath, who were our other three most highly compensated executive officers serving as of December 31, 2015. No compensation information is provided for 2013 for Messrs. Drobny, Stevens and Viswanath (who each became Named Executive Officers in 2014) or 2013 or 2014 for Messrs. Kayman and Williams (who each became Named Executive officers in 2015).

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total Compensation
Rich Williams	2015	493,304	1,135,000	10,781,333	—	27,160	12,411,797
Chief Executive Officer

Dane Drobny	2015	386,425	385,000	281,600	—	2,160	1,055,185
General Counsel & Corporate Secretary	2014	182,533	287,500	5,530,875	—	1,080	6,001,988

Brian Kayman	2015	283,378	225,000	1,134,264	—	2,160	1,644,802
Interim Chief Financial Officer

Brian Stevens	2015	318,414	289,224	964,097	—	2,160	1,573,895
Chief Accounting Officer	2014	305,562	305,562	342,160	—	2,160	955,444

Eric Lefkofsky	2015	1	—	6,999,994	—	50,000	6,999,994
Former Chief Executive Officer	2014	1	—	—	—	—	—
	2013	—	—	7,109,996	—	—	7,109,996

Jason Child	2015	215,371	—	1,138,966	—	1,260	1,355,597
Former Chief Financial Officer	2014	397,575	251,750	5,841,560	—	4,057	6,494,942
	2013	380,000	237,500	4,695,720	—	8,887	5,322,167

Sri Viswanath	2015	436,917	—	1,001,500	—	—	1,438,417
Former Chief Technology Officer	2014	418,500	185,500	4,292,360	—	—	4,896,360

(1)	Mr. Lefkofsky did not take a salary during his tenure in the Office of the CEO, and Mr. Lefkofsky’s pro-rata salary in 2014 and 2015 for his tenure as CEO was approximately $1.

(2)
Amounts disclosed in this column relate to (i) for Mr. Williams, in 2015, an annual performance bonus of $135,000 and a bonus of $1,000,000 in connection with his promotion to CEO; (ii) for Mr. Drobny, in 2015, an annual performance bonus of $390,000 (guaranteed at target), and in 2014 a $100,000 signing bonus and a guaranteed pro-rata portion of his target bonus for 2014 pursuant to his offer letter; (iii) for Mr. Kayman, in 2015, an annual performance bonus of $225,000, (iv) for Mr. Stevens, in 2015, an annual performance bonus of $289,224, and in 2014, a discretionary bonus of $305,562; (v) for Mr. Child, in 2014, a discretionary bonus of $251,750, and in 2013, a discretionary bonus of $237,500; and (vi) for Mr. Viswanath, in 2014 discretionary bonus of $185,500.

(3)
Amounts disclosed in this column relate to grants of RSUs made under our 2011 Incentive Plan. With respect to each RSU grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with FASB ASC Topic 718. Grant date fair value for each RSU are set forth in Note 12 to the Company’s audited consolidated financial statements for the year ended December 31, 2015 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and do not reflect amounts actually paid to, or realized by, the Named Executive Officers in 2015, 2014 or 2013. For further information on the RSU grants made in 2015, see the “Grants of Plan-Based Awards in 2015” table below.

(4)	There were no bonus payments in 2015 under the performance-based component of our annual bonus program.

(5)
Amounts disclosed in this column include (i) amounts paid to reimburse Mr. Child for the cost of participation in our group health and welfare plans for 2013 and the first three months of 2014 after which Mr. Child was responsible for the payment of his own health and welfare premiums, (ii) for Mr. Williams, a reimbursement of relocation expenses in connection with the move of Mr. Williams' family, and (iii) the cost of security services and equipment for Messrs. Williams and Lefkofsky.

GRANTS OF PLAN-BASED AWARDS IN 2015
The following table sets forth information regarding grants of awards made to our Named Executive Officers during 2015. We did not grant any option awards or plan-based cash awards during 2015.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards			Number of Securities Underlying Restricted Stock Units (#)	Grant Date Fair Value of Stock Awards ($)(2)
		Threshold	Target	Maximum
Rich Williams		—	700,000	1,400,000
	5/04/2015 (3)				237,676	1,673,239
	6/03/2015 (4)				420,559	2,586,438
	11/03/2015 (5)				1,618,277	6,521,656
Dane Drobny		__(1)	390,000	780,000
	5/04/2015 (3)				40,000	281,600
Brian Kayman		—	250,000	500,000
	2/25/2015 (6)				27,631	228,232
	4/23/2015 (3)				43,501	311,032
	8/05/2015 (7)				125,000	595,000
Brian Stevens		—	321,360	642,720
	2/25/2015 (6)				38,885	321,190
	4/23/2015 (3)				76,945	550,157
	10/30/2015 (8)				25,000	92,750
Eric Lefkofsky		—	500,000	1,000,000
	5/08/2015 (9)				1,055,806	6,999,994
Jason Child		—	503,500	1,007,000
	5/04/2015 (3)				161,785	1,138,966
Sri Viswanath		—	424,000	848,000
	5/04/2015 (3)				100,000	704,000
	8/05/2015 (10)				62,500	297,500

(1)Mr. Drobny is entitled to receive a guaranteed bonus at 100% of the bonus target level for 2015.

(2)Reflects grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. Assumptions underlying the valuations are set forth in footnote 3 to the Summary Compensation Table above. These amounts do not correspond to the actual value that may be realized by the Named Executive Officers.

(3)Reflects the award of RSUs under the 2011 Incentive Plan as part of the 2015 annual compensation review.

(4)Reflects the award of RSUs under the 2011 Incentive Plan in connection with Mr. Williams’ promotion to Chief Operating Officer.

(5)Reflects the award of RSUs under the 2011 Incentive Plan in connection with Mr. Williams’ promotion to Chief Executive Officer.

(6)Reflects the award of RSUs under the 2011 Incentive Plan following the election by Mr. Stevens and Mr. Kayman to have their 2014 annual performance bonuses paid in RSUs in lieu of cash. Mr. Stevens’ RSU award was previously disclosed in our 2015 proxy statement.

(7)Reflects the award of RSUs under the 2011 Incentive Plan in connection with Mr. Kayman’s promotion to Interim Chief Financial Officer.

(8)Reflects the award of RSUs under the 2011 Incentive Plan as part of a compensation review in connection with Mr. Stevens' increased responsibilities.

(9)Reflects the award of RSUs under the 2011 Incentive Plan in connection with Mr. Lefkofsky’s 2015 compensation arrangement for his service as Chief Executive Officer.

(10)Reflects the award of RSUs under the 2011 Incentive Plan as part of a compensation review relating to increased responsibilities.

OUTSTANDING EQUITY AWARDS AT 2015 YEAR-END
The following table lists all outstanding equity awards held by our Named Executive Officers as of December 31, 2015. These unit amounts have been adjusted, as applicable, to reflect (i) a two-for-one forward stock split completed in January 2011 and (ii) a two-for-one forward stock split completed in October 2011. There were no outstanding option awards as of December 31, 2015. See “Potential Payments on Termination or Change-in-Control” for information regarding the impact of certain employment termination scenarios on outstanding equity awards.

Name	Grant Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)
Rich Williams	03/14/2012 (2)	15,000	46,050
	04/26/2012 (3)	12,500	38,375
	01/28/2013 (4)	200,000	614,000
	02/18/2014 (5)	200,000	614,000
	12/10/2014 (6)	75,000	230,250
	05/04/2015 (7)	221,052	678,630
	06/03/2015 (8)	302,309	928,089
	11/03/2015 (9)	1,618,277	4,968,110
Dane Drobny	07/07/2014 (10)	589,532	1,809,863
	05/04/2015 (11)	40,000	122,800
Brian Kayman	02/17/2014 (12)	149,063	457,623
	04/23/2015 (13)	38,938	119,540
	08/05/2015 (14)	62,500	191,875
Brian Stevens	09/10/2012 (15)	52,694	161,771
	07/15/2014 (16)	40,000	122,800
	04/23/2015 (17)	49,372	151,572
	10/30/2015 (18)	20,000	61,400
Eric Lefkofsky	05/08/2015 (19)	1,055,806	6,999,994
Jason Child	____ (20)	____ (19)	____ (19)
Sri Viswanath	04/10/2013 (21)	375,000	1,151,250
	02/18/2014 (21)	80,000	245,600
	12/10/2014 (21)	75,000	230,250
	05/04/2015 (21)	100,000	307,000
	08/05/2015 (21)	62,500	191,875

(1)
Reflects the market value of outstanding RSUs, based on the price per share of Class A common stock of $3.07, the closing market price on December 31, 2015. These amounts do not correspond to the actual value that may be realized by the Named Executive Officers.

(2)
RSUs vest according to the following schedule: in equal increments on the 14th day of the last month of each calendar quarter through March 14, 2017, subject to Mr. Williams' continued employment with the Company through each vesting date.

(3)
RSUs vest according to the following schedule: in equal increments on October 26, 2015, January 26, 2016 and April 26, 2016, subject to Mr. Williams' continued employment with the Company through each vesting date.

(4)
RSUs vest according to the following schedule: in equal increments on the 15th day of the last month of each calendar quarter through December 15, 2016, subject to Mr. Williams' continued employment with the Company through each vesting date.

(5)
RSUs vest according to the following schedule: in equal increments on the last day of last month of each calendar quarter through December 31, 2017, subject to Mr. Williams' continued employment with the Company through each vesting date.

(6)
RSUs vest according to the following schedule: in equal increments quarterly through December 1, 2016, in each case subject to Mr. Williams' continued employment with the Company through each vesting date.

(7)
RSUs vest according to the following schedule: 68,900 will vest quarterly in equal increments during calendar year 2016, beginning on March 31, 2016, and 152,152 will vest quarterly in equal increments during calendar year 2017, beginning on March 31, 2017, in each case subject to Mr. Williams' continued employment with the Company through each vesting date.

(8)
RSUs vest according to the following schedule: 81,700 will vest quarterly in equal increments during calendar year 2016, beginning on March 31, 2016, and 220,609 will vest quarterly in equal increments during calendar year 2017, beginning on March 31, 2017, in each case subject to Mr. Williams' continued employment with the Company through each vesting date.

(9)
RSUs vest according to the following schedule: 75,694 will vest on the last day of each calendar quarter over a one-year period beginning on March 31, 2016; 66,338 will vest on the last day of each calendar quarter over a one-year period beginning on March 31, 2017; 140,427 will vest on the last day of each calendar quarter over a one-year period beginning on March 31, 2018; and 122,110 will vest on the last day of each calendar quarter over a nine month period beginning on March 31, 2019 with 122,111 vesting on December 31, 2019, in each case subject to Mr. Williams' continued employment with the Company through each vesting date.

(10)	RSUs vest according to the following schedule: in equal installments quarterly, through July 7, 2017, subject to Mr. Drobny's continued employment with the Company through each vesting date.

(11)	RSUs vest according to the following schedule: 100% will vest on January 1, 2018, subject to Mr. Drobny's continued employment with the Company through such date.

(12)
RSUs vest according to the following schedule: in equal increments on the 17th day of the second month of each calendar quarter through February 17, 2018, subject to Mr. Kayman's continued employment with the Company through each vesting date.

(13)
RSUs vest according to the following schedule: 30,150 will vest quarterly in equal increments during calendar year 2016, beginning on March 31, 2016, and 8,788 will vest quarterly in equal increments during calendar year 2017, beginning on March 31, 2017, subject to Mr. Kayman's continued employment with the Company through each vesting date.

(14)
RSUs vest according to the following schedule: 12,500 will vest monthly in equal installments through May 15, 2016, subject to Mr. Kayman's continued employment with the Company through each vesting date. In the event that a new chief financial officer is appointed prior to the time that all of the RSUs are fully vested, any unvested RSUs reported on this line will be forfeited.

(15)	RSUs vest according to the following schedule: in equal installments quarterly, through September 10, 2016, subject to Mr. Stevens' continued employment with the Company through each vesting date.

(16)	RSUs vest according to the following schedule: in equal installments quarterly through December 31, 2017, subject to Mr. Stevens' continued employment with the Company through each vesting date.

(17)
RSUs vest according to the following schedule: 27,170 will vest quarterly in equal installments during calendar year 2016, beginning on March 31, 2016; and 22,202 will vest quarterly in equal installments during calendar year 2017, beginning on March 31, 2017; in each case subject to Mr. Stevens' continued employment with the Company through each vesting date.

(18)
RSUs vest according to the following schedule: 2,500 will vest in equal installments through August 15, 2016, subject to Mr. Stevens' continued employment with the Company through each vesting date. In the event that a new chief financial officer is appointed prior to the time that all of the RSUs are fully vested, 50% of any unvested RSUs reported on this line will be forfeited and the remaining 50% of any unvested RSUs will continue to vest.

(19)
RSUs vest according to the following schedule: 100% vest vested on April 1, 2016, subject to Mr. Lefkofsky serving as the Chief Executive Officer or Chairman of the Board of Directors on such vesting date.

(20)	Upon termination, all outstanding unvested RSUs were forfeited by Mr. Child. For more information, please see “Resignation of Former Executive Officers.”

(21)
Mr. Viswanath's employment terminated on January 1, 2016. Upon termination, all outstanding unvested RSUs were forfeited by Mr. Viswanath. For more information, please see “Resignation of Former Executive Officers."

OPTION EXERCISES AND STOCK VESTED IN 2015
The following table sets forth the number of shares of Class A common stock acquired during 2015 by our Named Executive Officers upon the vesting of RSU awards and the value realized upon such vesting. These unit amounts have been adjusted, as applicable, to reflect (i) the two-for-one forward stock split completed in January 2011 and (ii) the two-for-one forward stock split completed in October 2011. No stock options vested in 2015.

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Rich Williams	703,750	3,529,057
Dane Drobny	267,968	1,246,588
Brian Kayman	210,631	1,228,069
Brian Stevens	153,715	863,722
Eric Lefkofsky	300,000	1,839,000
Jason Child	382,000	2,503,710
Sri Viswanath	457,000 62500	2,532,835

(1)
Reflects the aggregate number of shares of Class A common stock underlying the RSU awards that vested in 2015. Of the amount shown for Mr. Williams, 303,005 shares of Class A common stock were withheld to pay taxes due in connection with the vesting. Of the amount shown for Mr. Drobny, 98,379 shares of Class A common stock were withheld to pay taxes due in connection with the vesting. Of the amount shown for Mr. Kayman, 76,324 shares of Class A common stock were withheld to pay taxes due in connection with the vesting. Of the amount shown for Mr. Stevens, 48,157 shares of Class A common stock were withheld to pay taxes due in connection with the vesting. Of the amount shown for Mr. Child, 155,985 shares of Class A common stock were withheld to pay taxes due in connection with the vesting. Of the amount shown for Mr. Viswanath, 218,929 shares of Class A common stock were withheld to pay taxes due in connection with the vesting. Mr. Lefkofsky elected to pay in cash the taxes due in connection with vesting.

(2)
Calculated by multiplying (i) the fair market value of Class A common stock on the vesting date, which was determined using the closing price on the Nasdaq of a share of Class A common stock on the date of vesting, or if such day is a holiday, on the immediately preceding trading day, by (ii) the number of shares of Class A common stock acquired upon vesting. Of the amount shown for Mr. Williams, $2,057,178 represents net proceeds to Mr. Williams. Of the amount shown for Mr. Drobny, $793,938 represents net proceeds to Mr. Drobny. Of the amount shown for Mr. Kayman, $809,044 represents net proceeds to Mr. Kayman. Of the amount shown for Mr. Stevens, $592,216 represents net proceeds to Mr. Stevens. Of the amount shown for Mr. Lefkofsky, $1,139,030 represents net proceeds to Mr. Lefkofsky. Of the amount shown for Mr. Child, $1,503,445 represents net proceeds to Mr. Child. Of the amount shown for Mr. Viswanath, $1,352,610 represents net proceeds to Mr. Viswanath.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Potential Payments pursuant to Mr. Williams' Severance Benefit Agreement.  Mr. Williams is party to the Company’s form severance benefit agreement, which was amended with respect to Mr. Williams, effective February 9, 2016. Upon a termination of Mr. Williams' employment by the Company without “cause” (as defined in his severance benefit agreement), or upon a termination of his employment for “good reason” (as defined in his severance benefit agreement), Mr. Williams is entitled to receive (a) a lump sum payment in an amount equal to 12 months of his annual base salary, (b) to the extent Mr. Williams is enrolled in COBRA continuation coverage under the Company’s group health plan on the date such payment is made, an additional lump sum payment equal to twelve times the monthly COBRA premium for such coverage, and (c) continued vesting of Mr. Williams' equity-based awards for 12 months after the termination date.
Upon termination of Mr. Williams' employment without cause or for good reason occurring within six months prior to a “change in control” (as defined in his severance benefit agreement) (if Mr. Williams reasonably demonstrates that his termination arose in connection with such change in control) or within 12 months following a change in control, Mr. Williams is entitled to immediate vesting of 100% of the unvested portion of his equity-based awards and his vested stock options, if any, shall remain exercisable until the expiration of the terms of such stock options, in addition to the benefits provided to Mr. Williams for a termination of his employment without cause or for good reason. Mr. Williams is also subject to non-competition and non-solicitation restrictive covenants for a period of 18 months following the termination of his employment for any reason.
Potential Payments pursuant to Messrs. Drobny’s, Kayman's, and Stevens’ Severance Benefit Agreements. Messrs. Drobny, Kayman, and Stevens are parties to the Company’s form severance benefit agreement, effective July 14, 2014, April 23, 2015, and August 6, 2013, respectively. Upon a termination of Mr. Drobny’s, Mr. Kayman's, or Mr. Stevens’ employment by the Company without “cause” (as defined in the applicable severance benefit agreement), or upon a termination of employment by either individual for “good reason” (as defined in the applicable severance benefit agreement), such individual is entitled to receive (a) a lump sum payment in an amount equal to six months of such individual’s annual base salary, (b) to the extent such individual is enrolled in COBRA continuation coverage under the Company’s group health plan on the date such payment is made, an additional lump sum payment equal to six times the monthly COBRA premium for such coverage, and (c) continued vesting of such individual’s equity-based awards for six months after the termination date.
If Mr. Drobny or Mr. Stevens’ employment is terminated for good reason or without cause within three months prior to or 12 months following the appointment of a new CEO, then Mr. Drobny is entitled to continued vesting of all equity-based awards through the end of the 12-month period beginning on his termination date, and Mr. Stevens is entitled to continued vesting of all such awards through the end of the six-month period beginning on his termination date. Upon termination of Messrs. Drobny's, Kayman's, or Stevens’ employment without cause or for good reason occurring within six months prior to a “change in control” (as defined in the applicable severance benefit agreement) (if such individual reasonably demonstrates that his termination arose in connection with such change in control) or within 12 months following a change in control, Messrs. Drobny, Kayman, or Stevens, as applicable, is entitled to immediate vesting at once of 50% of the unvested portion of his equity-based awards and each of his vested stock options shall remain exercisable until the expiration of the terms of such stock options, in addition to the benefits provided to Messrs. Drobny, Kayman, and Stevens for a termination of their respective employment without cause or for good reason. Messrs. Drobny, Kayman, and Stevens are also subject to non-competition and non-solicitation restrictive covenants for a period of 18 months following the termination of their respective employment for any reason.
The employment of the Named Executive Officers did not actually terminate on December 31, 2015, nor did the Company incur a change in control on December 31, 2015. As a result, the Named Executive Officers did not receive any of the amounts shown in the table below. The actual amounts to be paid to a Named Executive Officer in connection with a termination event or a change in control event can only be determined at the time of such termination event and depend on the circumstances of his termination.

Each Named Executive Officer is entitled to receive amounts earned during the term of employment regardless of the manner of termination. These amounts include accrued base salary and other employee benefits to which the Named Executive Officer was entitled on the date of termination, and are not shown in the table below. See "Resignation of Former Executive Officers" below for disclosure regarding Messrs. Lefkofsky, Child, and Viswanath.

Executive	Payment Elements	Change in Control ($)	Qualifying Termination- Change in Control ($)(1)(2)(3)	Termination Without Cause or for Good Reason ($)
Rich Williams (4)	Salary	—	700,000	700,000
	Restricted Stock Units	—	8,117,504	2,618,329 (6)
	Heath Coverage (5)	—	18,200	18,200
	TOTAL	—	8,835,704	3,336,529

Dane Drobny	Salary	—	195,000	195,000
	Restricted Stock Units	—	966,332	658,131 (7)
	Heath Coverage (5)	—	9,100	9,100
	TOTAL	—	1,170,432	862,231

Brian Kayman	Salary	—	143,000	143,000
	Restricted Stock Units	—	384,519	339,852 (7)
	Heath Coverage (5)	—	8,968	8,968
	TOTAL	—	536,487	491,820

Brian Stevens	Salary	—	160,680	160,680
	Restricted Stock Units	—	248,771	195,605 (7)
	Heath Coverage (5)	—	8,863	8,863
	TOTAL	—	418,314	365,148

(1)
Definition of Qualifying Termination is termination by the Company (or its successor) without cause (excluding death or disability) in connection with, or during the one-year period immediately following a change in control.

(2)
Definition of Qualifying Termination is termination by the employee for good reason or by the Company without cause (excluding death or disability) in connection with, or during the three months prior to, the date of a change in control or during the one-year period immediately following a change in control.

(3)
Definition of Qualifying Termination is termination by the employee for good reason in the event a change in control occurs within three months following the date of a termination or if a termination occurs within twelve months following the date of a change in control.

(4)	Reflects arrangement effective February 9, 2016.

(5)	Represents six months of Company-paid health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, including both the employer and employee portions of the cost.

(6)
If Mr. Williams' employment is terminated for good reason or without cause within six months prior to a “change in control” (as defined in his severance benefit agreement) (if Mr. Williams reasonably demonstrates that his termination arose in connection with such change in control) or within 12 months following a change in control, Mr. Williams is entitled to immediate vesting of 100% of the unvested portion of his equity-based awards

(7)
If Mr. Drobny or Mr. Stevens’ employment is terminated for good reason or without cause within three months prior to or 12 months following the appointment of a new CEO, then Mr. Drobny is entitled to continued vesting of all equity-based awards through the end of the 12-month period beginning on his termination date, and Mr. Stevens is entitled to continued vesting of all such awards through the end of the six-month period beginning on his termination date. Upon termination of Messrs. Drobny's, Kayman's, or Stevens’ employment without cause or for good reason occurring within six months prior to a “change in control” (as defined in the applicable severance benefit agreement) (if such individual reasonably demonstrates that his termination arose in connection with such change in control) or within 12 months following a change in control, Messrs.

Drobny, Kayman, or Stevens, as applicable, is entitled to immediate vesting at once of 50% of the unvested portion of his equity-based awards.

RESIGNATION OF FORMER EXECUTIVE OFFICERS
Eric Lefkofsky. Mr. Lefkofsky served as our Chief Executive Officer until November 3, 2015 and was appointed as our Chairman of the Board on November 3, 2015. Mr. Lefkofsky did not receive any cash or other compensation upon his resignation, and his RSU award continued vesting in accordance with its terms as described above.
Jason Child. Mr. Child served as our Chief Financial Officer until June 3, 2015. Mr. Child did not receive any cash or other compensation upon his resignation. Mr. Child forfeited RSU awards totaling 1,021,785 shares.
Sri Viswanath. Mr. Viswanath served as our Chief Technology Officer until January 1, 2016. Mr. Viswanath did not receive any cash or other compensation upon his resignation. Mr. Viswanath forfeited RSU awards totaling 692,500 shares.
EQUITY COMPENSATION PLAN INFORMATION
The following table gives information about shares of our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2015, including our 2008 Plan, 2010 Plan, 2011 Incentive Plan, and Purchase Plan. No warrants are outstanding under any of the foregoing plans. We refer to these plans and grants collectively as our Equity Compensation Plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under equity Compensation Plans (Excluding Securities reflected in Column (a))
Equity compensation plans approved by security holders	40,728,341 (1)	0.95 (2)	37,792,248 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	40,728,341	0.95	37,792,248

(1)	This amount includes the following:
•1,584,832 shares that may be issued in connection with outstanding stock options.
•
•38,891,619 shares that may be issued in connection with stock awards.
•251,890 shares that may be issued in connection with directors’ deferred stock awards.

(2)	Indicates a weighted average price for 1,584,832 outstanding options under our 2008 Plan and our 2010 Plan.

(3)
As of December 31, 2015, 30,460,905 shares remained available for issuance under the 2011 Incentive Plan and 7,331,343 shares available for future issuance under the Purchase Plan. Permissible awards under the 2011 Incentive Plan include stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards, including awards where vesting, granting, or settlement of which is contingent upon the achievement of specified performance goals, called “performance awards” and cash incentive awards.

COMPENSATION AND RISK
The Company has undertaken a risk review of the Company’s employee compensation plans and arrangements in which our employees (including our executive officers) participate, to determine whether these plans and arrangements have any features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten the value of the Company. In our review, we considered numerous factors and design elements that manage and mitigate risk, without diminishing the effect of the incentive nature of compensation, including the following:

•	a commission-based incentive program for sales employees that only results in payout based on measurable financial or business critical metrics;

•	annual bonuses with a portion for executive employees that are funded based on Company performance, paid based on a combination of quantitative and/or qualitative factors and individual performance;

•	ownership of a large percentage of our shares and equity-based awards by senior management; and

•
our practice of awarding long-term equity grants upon hire to our executives in order to directly tie the executive’s expectation of compensation to their contributions to the long-term value of the Company.

Based on our review, we concluded that any potential risks arising from our employee compensation programs, including our executive programs, are not reasonably likely to have a material adverse effect on the Company.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal year 2015, Peter Barris, Jeffrey Housenbold (beginning June 2015), Bradley Keywell, and Ann Ziegler (through June 2015) served as members of the Compensation Committee. All members of the Committee were independent directors, and no member was an employee or former employee of Groupon. During fiscal year 2015, none of our executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.
The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

Compensation Committee Peter Barris (Chair) Jeffrey Housenbold Bradley Keywell

AUDIT COMMITTEE REPORT
The Audit Committee serves as the representative of the Board with respect to its oversight of:

•	our accounting and financial reporting processes and the audit of our consolidated financial statements;

•	the integrity of our consolidated financial statements;

•	our internal controls;

•	our compliance with legal and regulatory requirements and efficacy of and compliance with our corporate policies;

•	inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks;

•	the independent registered public accounting firm’s appointment, qualifications and independence; and

•	the performance of our internal audit function.
The Audit Committee also reviews the performance of our independent registered public accounting firm, Ernst & Young, including the performance of the lead audit engagement partner, in the annual audit of our consolidated financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.
The Audit Committee is composed of three non-employee directors. The Board has determined that each member of the Audit Committee is independent under applicable Nasdaq and SEC rules and that each member qualifies as an “audit committee financial expert” under the SEC rules.
The Audit Committee provides our Board such information and materials as it may deem necessary to make our Board aware of financial matters requiring the attention of our Board. The Audit Committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in our 2015 Annual Report with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited consolidated financial statements, and the clarity of disclosures in the consolidated financial statements. The Audit Committee reports on these meetings to our Board.
Our management has primary responsibility for preparing our consolidated financial statements and for our financial reporting processes. In addition, our management is responsible for establishing and maintaining adequate internal control over financial reporting.
The Audit Committee reports as follows:
(1) The Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2015 with our management.
(2) The Audit Committee has discussed with Ernst & Young, our independent registered public accounting firm, the matters required to be discussed under the Public Company Accounting Oversight Board standards.
(3) The Audit Committee has received the written disclosures and the letter from Ernst & Young pursuant to Rule 3526 of the Public Company Accounting Oversight Board, and has discussed with Ernst & Young its independence, including whether the provision of non-audit services to us is compatible with its independence.
The Audit Committee has adopted a policy that requires pre-approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee (or by one or more members of the Audit Committee pursuant to any delegated authority) of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee (or any member or members of the Audit Committee with such delegated authority) must approve the specific service before the independent registered public accounting firm is engaged to perform such services for us.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Groupon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC. The Audit Committee also has selected Ernst & Young as the independent registered public accounting firm for fiscal year 2016. The Board recommends that stockholders ratify this selection at the Annual Meeting.
The foregoing report was submitted by the Audit Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

Audit Committee Robert Bass (Chair) Daniel Henry Ann Ziegler

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table presents fees billed for professional audit services rendered by Ernst & Young for the audit of Groupon’s annual consolidated financial statements for the years ended December 31, 2015 and 2014, and fees billed for other services rendered by Ernst & Young during those periods.

	Year Ended December 31, 2015	Year Ended December 31, 2014
Audit Fees(1)	$6,456,556	$6,303,000
Audit-Related Fees	—	—
Tax Fees(2)	$417,894	$211,000
Other Fees(3)	$2,000	$2,000

Total	$6,876,450	$6,516,000

(1)
Audit Fees. Audit fees for the 2015 and 2014 fiscal years include the aggregate fees incurred for the audits of the Company’s annual consolidated financial statements, and audit and review services rendered in connection with other regulatory or statutory filings, for which we have engaged Ernst & Young.

(2)	Tax Fees. Tax fees consist of tax compliance and advisory work related to the Company’s research and development credit, tax incentives, international tax planning and intellectual property.

(3)	Other Fees. Other fees include access to online accounting and tax research software applications and data.
The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Ernst & Young.
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has established a policy for pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Each year, the Audit Committee approves the terms on which the independent registered public accounting firm is engaged for the ensuing fiscal year.

PROPOSALS TO BE VOTED ON AT THE MEETING
PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently has ten members and will be reduced to nine members upon the expiration of Mr. Henry's term as director at the Annual Meeting. See “Board of Directors.” Set forth below is a list of the nine director nominees for election at the Annual Meeting to hold office for a one-year term until the next annual meeting of stockholders. Directors are elected by a plurality of the votes cast at the Annual Meeting. The nominees were evaluated and recommended by the Nominating and Governance Committee in accordance with its charter and our Corporate Governance Guidelines. For additional information about the nominees and their qualifications, please see “Our Director Nominees.”

Each director nominee listed below has consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the Annual Meeting.
Our Board unanimously recommends a vote "FOR" the election to the Board of each of the following nominees:

Name	Age	Director Since	Position	Independent
Rich Williams	41	2015	Chief Executive Officer and Director	No
Eric Lefkofsky	46	2006	Chairman of the Board	No
Theodore Leonsis	60	2009	Lead Independent Director	Yes
Michael Angelakis	51	2016	Director	Yes
Peter Barris	64	2008	Director	Yes
Robert Bass	66	2012	Director	Yes
Jeffrey Housenbold	46	2013	Director	Yes
Bradley Keywell	46	2006	Director	Yes
Ann Ziegler	57	2014	Director	Yes
Proxies solicited by the Board will be voted "FOR" each of the director nominees named above unless stockholders specify a contrary vote.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed Ernst & Young as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2016. During 2015, Ernst & Young served as our independent registered public accounting firm and also provided certain tax and other services. For additional information, see “Fees of Independent Registered Public Accounting Firm.” Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Groupon and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of Ernst & Young are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2016 requires the affirmative vote of a majority of the votes represented by the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote.
Our Board unanimously recommends a vote "FOR" the ratification of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.
Proxies solicited by the Board will be voted "FOR" this proposal unless stockholders specify a contrary vote.

PROPOSAL 3: ADVISORY APPROVAL OF OUR NAMED EXECUTIVE OFFICER COMPENSATION
As required by Section 14A of the Exchange Act, we are asking for your advisory vote to approve the following resolution (the “say-on-pay” resolution):
“RESOLVED, that the stockholders approve, in a nonbinding vote, the compensation of the company’s Named Executive Officers, as disclosed in this proxy statement.”
Advisory approval of this proposal requires the affirmative vote of a majority of the votes represented by the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote.
We intend to offer our stockholders the opportunity to cast an advisory vote on executive compensation on an annual basis. Because your vote on the compensation of our Named Executive Officers is advisory, it will not be binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding compensation of our Named Executive Officers.
We are asking that stockholders vote to support the foregoing “say on pay” resolution, for the following reasons:
Pay for Performance
To date, we have designed our compensation practices such that a significant portion of the Named Executive Officers’ total pay package consists of equity-based awards, and therefore the value of the pay packages is tightly correlated with Groupon’s long-term performance.
Sound Design
We designed our executive officer compensation programs to attract, motivate and retain the key executives who drive our success. We also designed our pay packages to align the interests of our executives with those of our long-term stockholders. We achieve our objectives through compensation that:

•	enables us to recruit and retain talented and experienced individuals who are able to develop, implement and deliver on long-term value creation strategies;

•	provides a substantial portion of each executive’s compensation in components that are directly tied to the long-term value and growth of the Company;

•	rewards both Company and individual performance and achievement;

•	ensures that our pay structure does not encourage unnecessary and excessive risk taking; and

•	ensures that our compensation is reasonable and competitive with pay packages made available to executives at companies with which we compete for executive talent.
Our Board of Directors unanimously recommends a vote "FOR" the approval, on a non-binding, advisory basis, of the compensation of our Named Executive Officers as disclosed in this proxy statement.

PROPOSAL 4: APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
The Company’s Sixth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) currently provides that directors may be removed by the stockholders only for cause and only by the affirmative vote of the majority of the voting power of the shares present and entitled to vote at a meeting of the Company’s stockholders.
In a case construing the certificate of incorporation of another Delaware corporation, the Court of Chancery of the State of Delaware held that if a Delaware corporation has neither a staggered board nor provides for cumulative voting in the election of directors, provisions of the corporation’s certificate of incorporation and bylaws providing that directors may be removed only “for cause” are contrary to Section 141(k) of the General Corporation Law of the State of Delaware and are therefore invalid and unenforceable. Although this was not a decision by the Delaware Supreme Court and thus is not binding on other Delaware courts, the

Nominating and Governance Committee and the Board have reviewed the Delaware decision and determined that it is advisable and in the best interests of the Company and its stockholders to eliminate the provision of Article V, Section 2 of the Certificate of Incorporation that directors can be removed only for cause. As a result, the Board has approved, and recommends that the stockholders adopt, an amendment to the Certificate of Incorporation which provides that directors may be removed by the stockholders with or without cause by the holders of a majority of the voting power of the shares present and entitled to vote at a meeting of the Company’s stockholders.
If approved, the proposed amendment to the Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which the Company would do promptly after stockholder approval is obtained for the proposed amendment.
The Certificate of Amendment to the Certificate of Incorporation is attached to this Proxy Statement as Appendix A.
Our Board unanimously recommends a vote "FOR" the Amendment to our Certificate of Incorporation.
Proxies solicited by the Board will be voted "FOR" this proposal unless stockholders specify a contrary vote.

PROPOSAL 5: APPROVAL OF THE AMENDMENT TO THE 2011 INCENTIVE PLAN
We are requesting that our stockholders approve the amendment of the Groupon, Inc. 2011 Incentive Plan (the “2011 Incentive Plan”), which was established effective August 17, 2011, and amended on November 5, 2013 and May 21, 2014. The 2011 Incentive Plan was first approved by stockholders in 2012. The 2011 Incentive Plan is being submitted for stockholder approval in order to approve an additional 50,000,000 shares to be authorized for issuance under the 2011 Incentive Plan. In addition, approval of this proposal by stockholders is intended to constitute re-approval of the material terms of the performance goals under the 2011 Incentive Plan for purposes of Section 162(m) of the Code.
Key Terms

Increase in the Number of Authorized Shares under the 2011 Incentive Plan. We are requesting that our stockholders approve an additional 50,000,000 shares to be added to the 2011 Incentive Plan. As of March 31, 2016, we had 30,376,307 shares remaining available for issuance. If this increase is approved, then as of March 31, 2016, we would have had 80,376,307 shares available for issuance under the 2011 Incentive Plan. We believe that this increase in shares will allow us to continue to issue shares under the 2011 Incentive Plan for two years based on our current and anticipated grant practices. The Board believes that this increase is necessary to continue to be aligned with our business strategy and culture to attract and retain top talent, and to reward employees for strong business results and individual performance.

Director Award Limit. The proposed amendment to the 2011 Incentive Plan provides that the maximum number of shares covered by awards under the 2011 Incentive Plan made to a non-employee director (based on grant date value) during any calendar year with respect to his or her service as a director of Groupon may not exceed $750,000 in total value, when taken together with any cash fees paid to such director in such year for his or her services as a director of the Company.

Material Terms of Performance Goals for Section 162(m). We are also requesting that our stockholders re-approve the material terms of the performance goals under the 2011 Incentive Plan to ensure that future awards may qualify as performance-based compensation under Section 162(m) of the Code, and, therefore, be exempt from the cap on our tax deduction that may be imposed by Section 162(m) of the Code.

The 2011 Incentive Plan has been structured in a manner such that certain executive compensation in excess of $1 million paid to our principal executive officer and each of our other three most highly compensated executive officers (other than our principal executive officer and our principal financial officer) may be deducted, provided that it satisfies the “performance-based compensation” exception of Section 162(m) of the Code. One of the requirements of performance-based compensation for purposes of Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by stockholders. The material terms of the performance goals used to determine compensation payable under the 2011 Incentive Plan include (i) the classes of individuals eligible to receive awards thereunder; (ii) the types of business criteria on which the payments of such awards are based; and (iii) the maximum amount of awards that can be paid during a specified period to any participant under the 2011 Incentive Plan. With respect to awards under the 2011 Incentive Plan, each of these issues is discussed below, and stockholder approval of the amendment to the 2011 Incentive Plan will also constitute re-approval of the material terms of the performance goals thereunder. However, nothing in this proposal precludes the Compensation Committee, which administers the 2011 Incentive Plan, from granting awards that do not qualify for tax deductibility under Section 162(m), nor is there any guarantee that awards intended to qualify for tax deductibility under Section 162(m) will ultimately be viewed as so qualifying by the Internal Revenue Service.

Purpose
The purpose of the 2011 Incentive Plan is to advance the interests of the Company and its subsidiaries by providing a variety of equity-based and cash incentives designed to motivate, retain and attract employees, directors, consultants, independent contractors, agents, and other persons providing services to the Company through the acquisition of a larger personal financial interest in the Company. The 2011 Incentive Plan provides for the award of incentive stock options, nonqualified stock options, stock appreciation rights, cash incentive awards, and a variety of full value awards (including restricted stock, restricted stock units, deferred stock, deferred stock units, performance shares, and performance share units).

Equity Usage

In developing our share request for the 2011 Incentive Plan and analyzing the impact of utilizing equity on our shareholders, the Board considered our equity usage (also known as burn rate) and “overhang.” Equity usage provides a measure of the potential dilutive impact of our annual equity award program. Set forth below is a table that reflects our burn rate for 2015 and 2014, as well as the average over those years.

Fiscal Year	Award Shares Granted	Basic Weighted Average Number of Common Shares Outstanding	Gross Equity Usage(1)	Adjusted Equity Usage(2)
2015	31,600,596	650,106,225	4.86	7.29
2014	29,568,490	674,832,393	4.38	6.57
Two Year Average	30,584,543	662,469,309	4.62	6.93

(1)	“Gross Equity Usage” is defined as the number of equity awards granted in the year divided by the basic weighted average number of common shares outstanding.

(2)	“Adjusted Equity Usage” includes a premium of 1.5 applied to full value shares, including RSUs, consistent with the policy of Institutional Shareholder Services (ISS), a proxy advisory firm.
Overhang is a measure of potential dilution and is defined as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by: the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future award grants and (c) the basic weighted average common shares outstanding for the most recently completed fiscal year. Our overhang at December 31, 2015 was 11.75%. If the 50,000,000 shares proposed to be authorized for grant under the 2011 Incentive Plan are included in the calculation, our overhang would have been 11% at December 31, 2015, which assumes no repurchases intended to offset dilution under our stock repurchase program.
If we do not obtain requisite stockholder approval of the amendment to our 2011 Incentive Plan as described above, the current 2011 Incentive Plan will remain in effect.
Equity Compensation Plan
The following is a summary of the key provisions of the 2011 Incentive Plan, as proposed to be amended. This summary, however, does not purport to be a complete description of all the provisions of the 2011 Incentive Plan and is qualified in its entirety by the copy of the 2011 Incentive Plan, as proposed to be amended, which is attached as Appendix B.
Purpose of the 2011 Incentive Plan. The 2011 Incentive Plan provides a variety of equity-based and cash incentives designed to motivate, retain and attract employees, directors, consultants, independent contractors, agents and other service providers to Groupon through the acquisition of a larger personal financial interest in Groupon.
Eligible Award Recipients. Officers and other employees of Groupon, as well as non-employee directors and consultants, independent contractors and agents to Groupon are eligible to participate in the 2011 Incentive Plan. Groupon awards equity to less than 10% of its employees worldwide. As of March 31, 2016, approximately 1,500 officers, other employees, non-employee directors, consultants, independent contractors and agents were eligible to participate in the 2011 Incentive Plan.
Administration. The 2011 Incentive Plan is administered by the Compensation Committee of the Board. The Compensation Committee has the discretion to grant awards under the 2011 Incentive Plan, to determine the terms thereof, to interpret the provisions of the 2011 Incentive Plan and to take action as it deems necessary or advisable for the administration of the 2011 Incentive Plan. The Compensation Committee may provide a limited delegation of authority to Groupon’s management to approve certain awards under the 2011 Incentive Plan.
Number of Authorized Shares. The 2011 Incentive Plan provides for awards during the term of the 2011 Incentive Plan with respect to a maximum of 100,000,000 Class A common shares, which amount will be increased to 150,000,000 shares if this proposal is approved, plus any shares that were unissued and become available for issuance under the 2010 Plan, subject to adjustment as described below (the “Share Pool”). Under the terms of the 2011 Incentive Plan, up to 30,000,000 shares may be granted as incentive stock options (“ISOs”) (discussed below). The maximum number of shares that may be covered by awards granted to any one participant during any calendar year is 7,500,000 (and the maximum number of shares covered by awards granted to any non-employee director (based on grant date value) may not exceed $750,000 in value in any calendar year, when taken together with any cash fees paid to such director in that year with respect to such director's service as a director of the Company). The number and class of shares available under the 2011 Incentive Plan and/or subject to outstanding awards will be equitably adjusted by the Compensation Committee (as determined by the Compensation Committee in its sole discretion) in the event of various changes in the capitalization of Groupon to preserve the benefits or potential benefits of the awards. To the extent that an award under the 2011 Incentive Plan expires, is canceled, forfeited, or otherwise terminated without delivery of shares, the shares retained by or returned to Groupon will be available for future grants under the 2011 Incentive Plan. In addition, in the case of any award granted in assumption of or in substitution for an award of a company or business acquired by Groupon or a subsidiary or affiliate or with which Groupon or a subsidiary or affiliate combines, shares issued or issuable in connection with such substitution award will not be counted against the Share Pool or the limit on the number of shares that may be covered by awards granted to any one participant during any calendar year. Shares subject to an award under the 2011 Incentive Plan may again be made available for issuance under the Plan if such shares are: (i) shares that were subject to a stock-settled SAR (as defined below) and were not issued or delivered upon the net settlement of such SAR; and (ii) shares delivered to or withheld by Groupon to pay the exercise price or the withholding taxes related to an outstanding award.
Type of Awards. The following forms of awards may be granted to eligible award recipients, subject to such terms, conditions and provisions as the Compensation Committee may determine to be necessary or desirable: (i) ISOs; (ii) nonstatutory stock options (“NSOs”); (iii) share-settled or cash-settled stock appreciation rights (“SARs”); (iv) full value awards, including restricted stock, restricted stock units and performance share units; and (v) cash incentive awards.
Options and Stock Appreciation Rights. The Compensation Committee is authorized to grant ISOs, NSOs and SARs in tandem with or as a component of other awards or SARs not in conjunction with other awards. The exercise price per share of an option will in no event be less than 100% of the fair market value per share of Groupon’s Class A common stock underlying the award on the date of grant and may be exercised on a “net exercise” basis. The Compensation Committee has the discretion to determine the exercise price and other terms of SARs, except that (i) the exercise price of a tandem SAR cannot be less than the exercise price of the underlying option, and (ii) the exercise price of a freestanding SAR will be fixed as of the date of grant and will not be less than the fair market value of a share of Class A common stock on the grant date. Without the approval of stockholders, Groupon will not amend or replace previously granted options or SARs in a transaction that constitutes a “repricing” within the meaning of the rules of the NASDAQ.
The Compensation Committee will set the terms and conditions of vesting and exercise for options and SARs, and the Compensation Committee will determine the methods by which an option or SAR may be exercised. Upon the exercise of a SAR, the participant is entitled to receive shares having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one share of Class A common stock as of the date of exercise over (ii) the exercise price of the shares covered by the SAR, or the portion thereof being exercised. Any fractional shares resulting from the exercise of a SAR will be paid in cash.
Options and SARs will expire at such time as the Compensation Committee determines; provided, however, that no option or SAR may be exercised more than ten years from the grant date.
Restricted Stock, Restricted Stock Units and Performance Share Units. The Compensation Committee may grant full value shares in the form of restricted stock, restricted stock units or performance share units to participants. The grant, issuance, retention, vesting and/or settlement of restricted stock, restricted stock units and performance share units will occur at such times and in such installments as determined by the Compensation Committee. The Compensation Committee will have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of restricted stock, restricted stock units or performance share units subject to continued employment, passage of time and/or performance conditions (or, in the case of performance share units, a combination of the foregoing) as deemed appropriate by the Compensation Committee.
Holders of restricted stock have all the rights of a stockholder, such as the right to vote the shares or receive dividends and other distributions, except to the extent restricted by the terms of the 2011 Incentive Plan or any award document relating to the restricted stock and subject to any mandatory reinvestment or other requirement imposed by the Compensation Committee. Holders of restricted stock units will not have any such stockholder rights until shares have been issued to them upon vesting, although the Compensation Committee may provide for dividend equivalent rights. No dividends or dividend equivalents will be paid on restricted stock units or performance share unit awards prior to vesting, or if applicable, the satisfaction of the underlying performance conditions.
Cash Incentive Awards. The Compensation Committee may grant cash incentive awards that may be contingent on the achievement of a participant’s performance objectives over a specified period established by the Compensation Committee. The grant of cash incentive awards may also be subject to other conditions, restrictions and contingencies, as determined by the Compensation Committee. Cash incentive awards may include the right to receive payment of cash or shares having the value equivalent to the cash otherwise payable.
Performance-Based Compensation. If the Compensation Committee specifies that any full value award of restricted stock, restricted stock units, performance share units or any cash incentive award is intended to qualify as “performance-based compensation” under Code Section 162(m), the grant, issuance, vesting and/or settlement of such award will be contingent upon the achievement of one or more pre-established performance goals in accordance with the provisions of Section 162(m) and the related regulation, as more fully described below. Achievement of performance goals will be measured over a performance period, as specified by the Compensation Committee. Each performance goal will be established not later than the earlier of (i) ninety days after the beginning of any performance period applicable to such award or (ii) the time that 25% of such performance period has elapsed. The Compensation Committee has the discretion to reduce the amount of a settlement otherwise to be made. The Compensation Committee will specify the circumstances in which performance-based awards will be paid or forfeited in the event of the participant’s death or disability, in connection with a change of control or, subject to the achievement of the performance goals during the performance period, as described above in the discussion of restricted stock and restricted stock units, in connection with any other termination of employment prior to the end of a performance period or settlement of such awards.
For purposes of the 2011 Incentive Plan, a “performance goal” means a performance target based on one or more of the following criteria: (i) revenues or net revenues; (ii) operating profit or margin; (iii) expenses, operating expenses, marketing and administrative expense, restructuring or other special or unusual items, interest, tax expense, or other measures of savings; (iv) operating earnings, earnings before interest, taxes, depreciation, or amortization, net earnings, earnings per share (basic or diluted) or other measure of earnings; (v) cash flow, including cash flow from operations, investing, or financing activities, before or after dividends, investments, or capital expenditures; (vi) balance sheet performance, including debt, long or short term, inventory, accounts payable or receivable, working capital, or stockholders’ equity; (vii) return measures, including return on invested capital, sales, assets, or equity; (viii) stock price performance or stockholder return; (ix) economic value created or added; or (x) implementation or completion of critical projects, including acquisitions, divestitures, and other ventures, process improvements, attainment of other strategic objectives, including market penetration, geographic expansion, product development, regulatory or quality performance, innovation or research goals, or the like.
In each case, performance may be measured (i) on an aggregate or net basis; (ii) before or after tax or cumulative effect of accounting changes; (iii) relative to other approved measures, on an aggregate or percentage basis, over time, or as compared to performance by other companies or groups of other companies; or (iv) by product, product line, business unit or segment, or geographic unit. The performance targets may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Where applicable, each of the foregoing performance targets will be determined in accordance with generally accepted accounting principles and will be subject to certification by the Compensation Committee; provided that the Compensation Committee will have the authority to exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual, special, or non-recurring events and the cumulative effects of tax or accounting principles as identified in financial results filed with or furnished to the SEC.
For awards intended to be “performance-based compensation,” the grant of the awards and the establishment of the performance measures will be made during the period required under Code Section 162(m). The maximum amount payable pursuant to any cash incentive award under the 2011 Incentive Plan that is intended to be “performance-based compensation” to any participant in any calendar year is $5,000,000.
Certain Events of Forfeiture. The Compensation Committee has the discretion to add forfeiture provisions to any grant under the 2011 Incentive Plan, including forfeiture for violation of a restrictive covenant set forth in any applicable award agreement.
Change in Control. In the event of a change in control of Groupon, the Board has discretion to take such actions as it deems appropriate including, but not limited to requiring that outstanding options and SARs or other equity awards become fully vested and exercisable and, in certain cases, paid to participants and providing that the performance period applicable to performance-based awards will lapse and/or the performance goals for such awards will be deemed to be satisfied.

Clawback Policy. Any compensation earned or paid under the 2011 Incentive Plan is subject to forfeiture, recovery by Groupon, or other action pursuant to any clawback or recoupment policy which Groupon may adopt from time to time, including without limitation any such policy which Groupon may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
Adjustments to Shares. In the event there is a change in the capital structure of Groupon as a result of any stock dividend or split, recapitalization, issuance of a new class of common stock, merger, consolidation, spin-off or other similar corporate change, or any distribution to stockholders holdings shares other than regular cash dividends, the Compensation Committee shall make an equitable adjustment (in the manner and form determined in the Compensation Committee’s sole discretion) in the number of shares and forms of the awards authorized to be granted under the 2011 Incentive Plan, including any limitation imposed on the number of shares with respect to which an award may be granted in the aggregate under the 2011 Incentive Plan or to any participant, and make appropriate adjustments (including exercise price) to any outstanding awards.
Tax Withholding and Tax Offset Payments. The Compensation Committee is authorized to withhold from awards and related payments (including Class A common stock distributions) amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an award by withholding Class A common stock or other property (including Class A common stock) to satisfy such withholding requirements or by taking certain other actions. Groupon can delay the delivery to a participant of Class A common stock under any award to allow it to determine the amount of withholding to be collected and to collect and process such withholding.
Term of 2011 Incentive Plan. Unless earlier terminated by the Board, the authority of the Compensation Committee to make grants under the 2011 Incentive Plan will terminate on the date that is ten years after the date upon which the Board adopted the 2011 Incentive Plan.
Amendment and Termination. The Board may suspend, amend or terminate the 2011 Incentive Plan; provided, however, that Groupon’s stockholders will be required to approve any amendment (i) to the extent required by law or the NASDAQ rules; or (ii) that would alter the 2011 Incentive Plan’s provisions restricting Groupon’s ability to grant options and SARs with an exercise price that is not less than the fair market value of the underlying options or SARs with an exercise price that is not less than the fair market value of the underlying Class A common stock.
Awards granted prior to a termination of the 2011 Incentive Plan will continue in accordance with their terms following such termination. No amendment, suspension or termination of the 2011 Incentive Plan will adversely affect the rights of a participant in awards previously granted without such participant’s consent.
Certain Federal Income Tax Consequences. The following is a general description of certain significant United States federal income tax consequences, under the Code, as in effect on the date of this summary, applicable to Groupon and participants in connection with awards under the 2011 Incentive Plan. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. If an award constitutes nonqualified deferred compensation and fails to comply with Section 409A of the Code, the award will be subject to immediate taxation and tax penalties in the year the award vests. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or non-United States tax consequences, or the effect of gift, estate or inheritance taxes.
The grant of options under the 2011 Incentive Plan will not, in itself, result in the recipient of the option realizing taxable income or Groupon realizing an income tax deduction. However, the transfer of shares to an option holder upon exercise of the option may or may not give rise to taxable income to the option holder and a tax deduction for Groupon, depending upon whether such option is a NSO or an ISO.
The exercise of a NSO by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for Groupon, in the amount equal to the excess of fair market value of the shares received at the time of exercise over the exercise price. Any gain that the option holder recognizes when he or she later sells or disposes of the shares will be short-term or long-term capital gain, depending on how long the shares were held.
In general, for purposes of the alternative minimum tax under the United States tax laws, the excess of the fair market value of the shares acquired upon exercise of an ISO (determined at the time of exercise) over the exercise price of the ISO will be considered income. If the recipient was continuously employed from the date of grant until the date three months prior to the date of exercise and such recipient does not sell the shares received pursuant to the exercise of the ISO within the earlier of: (i) two years after the date of the grant of the ISO, or (ii) one year after the date of exercise, a subsequent sale of such shares will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to Groupon.
If the recipient is not continuously employed from the date of grant until the date three months prior to the date of exercise or such recipient disposes of shares acquired upon exercise of the ISO within either of the time periods described in the immediately preceding paragraph, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) fair market value of such shares on the date of exercise over the exercise price and (ii) the amount realized upon disposition over the exercise price. In such event, Groupon generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).
The granting of SARs does not, in itself, result in taxable income to the recipient of a SAR or a tax deduction for Groupon. Upon exercise of a SAR, the amount of any cash and/or the fair market value of any of our shares received as of the exercise date are taxable to the participant as ordinary income and deductible by Groupon.
A participant will not recognize any taxable income upon the award of shares of restricted stock which are not transferable and are subject to a substantial risk of forfeiture. Dividends paid with respect to restricted stock, if any, prior to the lapse of restrictions applicable to that stock, or dividend equivalents paid with respect to unvested restricted stock units, will be taxable as compensation income to the participant.

Generally, a participant will recognize taxable ordinary income in connection with restricted shares when the shares become transferable and are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares at the time such restrictions lapse. However, a participant may elect to recognize taxable ordinary income upon the award date of restricted stock based on the fair market value of the shares subject to the award on the date of the award. If a participant makes such an election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse.
Assuming compliance with the applicable reporting requirements, Groupon will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the same taxable year that the participant recognizes that ordinary income. The granting of restricted stock units does not result in taxable income to the recipient of a restricted stock unit or a tax deduction for Groupon. The amount of cash received or the then-current fair market value of shares received upon vesting of the restricted stock unit is taxable to the recipient as ordinary income and deductible by Groupon.
The granting of full value awards (such as restricted stock units and performance share units) or cash incentive awards subject to performance conditions generally should not result in the recognition of taxable income by the recipient or a tax deduction by Groupon. The payment or settlement of any such award should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash received or the then-current fair market value of the shares received, and a corresponding tax deduction by Groupon. If shares or any portion of the cash settlement covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and Groupon will be similar to the tax consequences of restricted stock awards, previously described. If the award consists of unrestricted shares, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and we will be entitled to a corresponding tax deduction.
Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2011 Incentive Plan in connection with a “change of control” may be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and Groupon would be denied a tax deduction for the excess parachute payment.
Benefits to our Directors, Officers and Employees under the 2011 Incentive Plan, as amended
Other than the annual grant of restricted stock units and the award of deferred stock units to our non-employee directors under our Non-Employee Directors’ Compensation Plan (as set forth in the table below), equity-based or cash compensation awards to be granted in the future under the 2011 Incentive Plan, as amended, to eligible individuals, including current and future employees, officers and directors, cannot be determined at this time, as actual awards will be made at the discretion of the Compensation Committee. For an understanding of the equity-based compensation awards made in the past to our executives under the 2010 Plan and 2011 Incentive Plan, see the Grants of Plan-Based Awards in Fiscal Year 2015 table and the Outstanding Equity Awards at 2015 Fiscal Year-End table.

Name and Position	Dollar Value of RSUs	Number of RSUs	Dollar Value of Deferred Stock Units	Number of Deferred Stock Units
Executive Group	N/A	N/A	N/A	N/A
Non-Employee Director Group (1)	$1,083,397 (2)	$271,528 (3)	$330,000 (4)	$82,707 (5)
Non-Executive Officer Employee Group	N/A	N/A	N/A	N/A

(1)
All amounts shown in this row are projections estimated based on our current outside director compensation program, which is subject to the review and approval of our Nominating and Corporate Governance Committee and Board.

(2)	For 2016, each of our non-employee directors is expected to receive an RSU award equal to $150,000.

(3)	Does not reflect the actual value of any RSU awards. This amount is estimated using the closing price per share of Class A common stock of $3.99 on March 31, 2016.

(4)
Estimated based on the percentage of each current non-employee director’s annual cash retainer that he or she has elected to defer into deferred stock units as of the date of this proxy statement. Directors may make such elections in their discretion.

(5)	Does not reflect the actual value of any deferred stock units. This amount is estimated using the closing price per share of Class A common stock of $3.99 on March 31, 2016.
Our Board unanimously recommends a vote "FOR" the Amendment to the Groupon, Inc. 2011 Incentive Plan.
Proxies solicited by the Board will be voted "FOR" this proposal unless stockholders specify a contrary vote.

PROPOSAL 6: STOCKHOLDER PROPOSAL OF PEOPLE FOR THE ETHICAL TREATMENT OF ANIMALS (PETA)

Groupon has been advised that People for the Ethical Treatment of Animals (“PETA”), 2154 W. Sunset Blvd., Los Angeles, CA 90026, claiming beneficial ownership of at least $2,000 worth of common stock, intends to submit the proposal and statement of support set forth below for consideration at the Annual Meeting. We have not modified the language of the stockholder’s proposal.

End Promotions Involving Animals Used for Entertainment

RESOLVED, that given the cruel treatment of animals used by the entertainment industry, including in circuses, marine parks, and roadside zoos, and the public’s growing opposition to animal exploitation, the board is encouraged to enact a policy prohibiting promotions involving animals used in entertainment.

Statement of Support

Animals exploited in the entertainment business spend most of their lives in chain or confined to tanks or cages. Through corporal punishment, food deprivation, maternal deprivation, and other cruel means, orcas, elephants, tigers, and other animals are forced to perform meaningless, uncomfortable, and even painful tricks.

Animals in circuses are beaten, whipped, and shocked with electric prods; crammed into boxcars, trains, and trailers; and carted from city to city for up to 50 weeks a year. They are often forced to eat, sleep, and defecate all in one place.

At marine parks such as SeaWorld, orcas-who can swim up to 100 miles per day-are often drugged and kept in incompatible groups in tiny tanks. Female orcas are artificially inseminated, and mothers are separated from their offspring. As a result of the stress of captivity, orcas can become neurotic, self-destructive, and aggressive toward trainers or each other, and many exhibit stereotypical behavior, including biting on the metal gates and concrete walls of the tanks in which they’re kept. Orcas in captivity have shorter life spans when compared with orcas in nature.

Animals also suffer in roadside zoos. They are often confined to barren cages in decrepit facilities alongside highways in order to attract paying passersby, and they can suffer from extreme deprivation, frustration, and loneliness. Many neurotically pace or rock back and forth, and some even mutilate themselves.

Since becoming increasingly aware of the suffering that animals endure in circuses and at marine parks such as SeaWorld, the public has evolved in its thinking and is not opposing businesses that exploit animals for entertainment. SeaWorld’s stock has plummeted, and the company is facing multiple lawsuits related to misrepresentations regarding the horrific treatment of the orcas and other animals it holds captive. Legislators have introduced various state and federal bills that would ban captive orca breeding, prohibit the weapons that trainers use to beat elephants, and make exotic-animal displays illegal. In light of changing public opinion, dozens of corporations-including major brand names such as Kellogg’s, Mattel, Southwest Airlines, Taco Bell, and many others-have already ended promotions for SeaWorld and other animal-based exhibits.

By continuing to promote abusive, exploitative outfits in spite of overwhelming evidence of cruelty, Groupon is endorsing businesses that subject animals to a lifetime of deprivation and suffering. It is indefensible to confine highly intelligent, emotionally complex animals to concrete tanks such as those at SeaWorld or to keep elephants and big cats in chains for most of their lives and beat them into submission. We urge shareholders to support this measure, which encourages the board to enact a policy that would prohibit promotions involving animals used for entertainment.

FOR THE REASONS SET FORTH BELOW, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

Our board of directors believes you should vote against this proposal for several reasons.

First, as a global leader in local commerce, Groupon’s success in delivering shareholder value depends in part on its ability to respond to customer demand for great experiences at a great value. We want Groupon to be the destination that our customers check first when they are out and about; the place they start when they are looking to buy just about anything, anywhere, anytime. This proposal impedes that objective by limiting the types of promotions that Groupon may offer and restricting our ability to respond to customer demand. We do not believe that such a constraint is warranted, as Groupon has not received significant customer feedback through Groupon’s verified and established channels suggesting that it end promotions involving animals used for entertainment. In fact, many of these promotions have been among some of our best-reviewed offers. Accordingly, our direct customer feedback is not reflective overall of the statements set forth in the proponent’s proposal.

Moreover, the proponent’s statements contain broad generalizations, and we respectfully believe the proposal intends to shock readers’ sensibility with graphic descriptions of purported cruelty to animals, mistakenly implying that Groupon is associated with such conduct. We are not. Groupon requires that its merchants represent and warrant in their merchant contracts that they will comply with the laws, rules, and regulations applicable to the events that we market and promote. Groupon defers to the expertise of the local, state and federal authorities to establish those laws, rules and regulations. We do not presume to step into the role of lawmakers and regulatory authorities to address the policy issues that this stockholder proposal raises.

Additionally, our management team is best situated to make decisions regarding the selection of goods and services that we offer to our customers.  If our management team is restricted in its ability to make these ordinary business decisions through the wholesale exclusion of a broad category of activity, it could have an adverse effect on our business and results of operations and place Groupon at a competitive disadvantage.  This proposal constitutes an attempt to second-guess management’s decisions regarding ordinary business issues, micro-manage the affairs of Groupon and interfere with the day-to-day conduct of our business operations.

    Finally, we believe the proponent’s proposal is vague and as a result, would be difficult to implement. It is unclear which promotions the proponent seeks to eliminate, as promotions “involving animals used in entertainment” is not sufficiently specific. Our promotions involving animals span a wide range: from circuses and marines parks to aquariums, zoos and community events. Neither the stockholders voting on the proposal, nor the board of directors in implementing the proposal (if adopted), would be able to determine with any reasonable certainty exactly what actions or measures the proposal requires.
Our Board of Directors unanimously recommends a vote "AGAINST" this stockholder proposal.
Proxies solicited by the Board will be voted "AGAINST" this proposal unless stockholders specify a contrary vote.

PROPOSALS OF STOCKHOLDERS FOR 2017 ANNUAL MEETING
Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting pursuant to Rule 14a-8 under the Exchange Act must submit their proposals so that they are received at Groupon’s principal executive offices no later than the close of business (5:30 p.m. Central Time) on December , 2016. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.
In order to be properly brought before the 2017 annual meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Corporate Secretary of Groupon at its principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date of the on which Groupon first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws must be received no earlier than December , 2016, and no later than the close of business (5:30 p.m. Central Time) on January , 2017, unless our Annual Meeting date occurs more than 30 days before or 60 days after June 8, 2017. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2017 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting.
To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. Groupon will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.
Notices of intention to present proposals at the 2017 annual meeting of stockholders must be addressed to: Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
OTHER MATTERS
We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.
Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 which we filed with the SEC, including the consolidated financial statements and schedules. If the person requesting the report was not a stockholder of record on April 14, 2016, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date. Requests should be addressed to Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654.
DATED: April  , 2016, Chicago, Illinois.

Appendix A

FORM OF CERTIFICATE OF AMENDMENT
SIXTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF GROUPON, INC.

Groupon, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) does hereby certify as follows:

ONE: The name of the Corporation is Groupon, Inc. The original Certificate of Incorporation of Groupon, Inc. was filed with the Secretary of State of Delaware on January 15, 2008.

TWO: This Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and amends the provisions of the Corporation’s Sixth Amended and Restated Certificate of Incorporation as filed October 31, 2011.

THREE: Article V, Section 2 of the Sixth Amended and Restated Certificate of Incorporation is hereby amended in full to read as follows:

“Removal; Vacancies. Any director may be removed from office by the stockholders of the Corporation with or without cause. Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors shall be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified, or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this _____ day of _______, 2016, and the foregoing facts stated herein are true and correct.

GROUPON, INC.

By: ____________________________
Its: ____________________________

Appendix B

GROUPON, INC. 2011 INCENTIVE PLAN
AS AMENDED AND RESTATED
EFFECTIVE AS OF JUNE 8, 2016
SECTION 1
General
1.1    Purpose. Groupon, Inc., a Delaware corporation (“Groupon”), has established the Plan to advance the interests of Groupon and the Subsidiaries (collectively, the “Company”) by providing a variety of equity-based and cash incentives designed to motivate, retain and attract employees, directors, consultants, independent contractors, agents, and other persons providing services to the Company through the acquisition of a larger personal financial interest in Groupon.

1.2    Effect on Prior Plan. No further awards will be made under the GROUPON, INC. 2010 Stock Plan, as amended from time to time (the “2010 Plan”), following the Effective Date and the consummation of Groupon’s initial public offering.

SECTION 2
Defined Terms
The meaning of capitalized terms used in the Plan are set forth below if not otherwise defined in the text of the Plan.
(a)“Affiliate” will have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.
(b)“Agreement” will have the meaning set forth in subsection 9.9.
(c)“Approval Date” means the date on which the Plan is approved by Groupon’s stockholders.
(d)“Award” means any award described in Sections 6 through 8 of the Plan.
(e)“Beneficiary” means, unless otherwise provided in the award agreement, the person(s) or entity designated by the Participant in the most recent written beneficiary designation form filed with the Company or its designee to receive the benefits under a Participant’s Award specified under the Plan upon the Participant’s death; or, if there is no designated beneficiary or surviving designated beneficiary, the legal representative of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award.
(f)“Board” means the Board of Directors of Groupon.
(g)“Cash Incentive Award” has the meaning set forth in subsection 8.1.
(h)“Change in Control” means the occurrence of any of the following:
(1)an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of Groupon immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Board members or, in the case of an Ownership Change Event described in clause (iii) of the definition of Ownership Change Event, the entity to which the assets of Groupon were transferred (the “Transferee”), as the case may be; or
(2)approval by the stockholders of a plan of complete liquidation or dissolution of Groupon;
provided, however, that a Change in Control shall be deemed not to include a transaction described in clauses (1) or (2) of this definition in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.
For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own Groupon or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of Groupon or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.
For purposes of this definition, an “Ownership Change Event” means the occurrence of any of the following with respect to Groupon: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of Groupon of securities of Groupon representing more than fifty percent (50%) of the total combined voting power of Groupon’s then-outstanding securities entitled to vote generally in the election of Board members; (ii) a merger or consolidation in which Groupon is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of Groupon (other than a sale, exchange or transfer to one or more Subsidiaries).

For purposes of this definition, an “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of Groupon).
(i)“Code” means the United States Internal Revenue Code of 1986, as amended, and references to any provision of the Code will be deemed to include successor provisions and regulations.
(j)“Committee” has the meaning set forth in subsection 4.1.
(k)“Effective Date” has the meaning set forth in subsection 9.1.
(l)“Eligible Individual” means any officer, director, or other employee of Groupon or a Subsidiary, consultants, independent contractors or agents of Groupon or a Subsidiary, and persons who are expected to become officers, employees, directors, consultants, independent contractors or agents of Groupon or a Subsidiary, including in each case, directors who are not employees of Groupon or a Subsidiary.
(m)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(n)“Expiration Date” has the meaning set forth in subsection 6.9.
(o)“Fair Market Value” of a Share means, as of any date on which the Shares are listed or quoted on a national or regional securities exchange or quotation system, and except as otherwise provided by the Committee, the closing sale price of a Share as reported on such national or regional securities exchange or quotation system. For purposes of determining the Fair Market Value of Shares that are sold pursuant to a cashless exercise program, Fair Market Value will be the price at which such Shares are sold. If, as of any date, Shares are not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a Share shall be as determined by the Committee in good faith without regard to any restriction other than a restriction that, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A of the Code.
(p)“Full Value Award” has the meaning set forth in subsection 7.1(a).
(q)“Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422 of the Code.
(r)“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
(s)“Option” has the meaning set forth in subsection 6.1(a).
(t)“Outside Director” means a director of Groupon who is not an officer or employee of Groupon or any Subsidiary.
(u)“Participant” will have the meaning set forth in Section 3.
(v)“Performance-Based Compensation” will have the meaning set forth in subsection 7.3.
(w)“Performance Criteria” means performance targets based on one or more of the following criteria: (i) revenues or net revenues; (ii) operating profit or margin; (iii) expenses, operating expenses, marketing and administrative expense, restructuring or other special or unusual items, interest, tax expense, or other measures of savings; (iv) operating earnings, earnings before interest, taxes, depreciation, or amortization, net earnings, earnings per share (basic or diluted) or other measure of earnings; (v) cash flow, including cash flow from operations, investing, or financing activities, before or after dividends, investments, or capital expenditures; (vi) balance sheet performance, including debt, long or short term, inventory, accounts payable or receivable, working capital, or stockholders’ equity; (vii) return measures, including return on invested capital, sales, assets, or equity; (viii) stock price performance or stockholder return; (ix) economic value created or added; (x) implementation or completion of critical projects, including acquisitions, divestitures, and other ventures, process improvements, attainment of other strategic objectives, including market penetration, geographic expansion, product development, regulatory or quality performance, innovation or research goals, or the like. In each case, performance may be measured (A) on an aggregate or net basis; (B) before or after tax or cumulative effect of accounting changes; (C) relative to other approved measures, on an aggregate or percentage basis, over time, or as compared to performance by other companies or groups of other companies; or (D) by product, product line, business unit or segment, or geographic unit. The performance targets may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Where applicable, each of the foregoing performance targets will be determined in accordance with generally accepted accounting principles and will be subject to certification by the Committee; provided that the Committee will have the authority to exclude the impact of charges for restructurings, discontinued operations, items determined to be unusual in nature and/or infrequent in occurrence or unusual in nature and infrequent in occurrence, and other unusual, special, or non-recurring events and the cumulative effects of tax or accounting principles as identified in the financial results filed with or furnished to the Securities and Exchange Commission.
(x)“Person” will have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term will not include (i) Groupon or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Groupon or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of Groupon in substantially the same proportions as their ownership of stock of Groupon.
(y)“Plan” means this Groupon, Inc. 2011 Incentive Plan, as it may be duly amended from time to time.
(z)“SAR” or “Stock Appreciation Right” has the meaning set forth in subsection 6.1(b).
(aa)“Share” means a share of Class A common stock, $0.0001 par value, of Groupon.

(ab)“Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which a controlling interest in such entity is owned, directly or indirectly, by Groupon (or by any entity that is a successor to Groupon), and any other business venture designated by the Committee in which Groupon (or any entity that is a successor to Groupon) has, directly or indirectly, a significant interest (whether through the ownership of securities or otherwise), as determined in the discretion of the Committee. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of Groupon within the meaning of Section 424(f) of the Code.
(ac)“Substitute Award” means an Award granted or Shares issued by the Company in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Subsidiary of the Company or with which the Company or a Subsidiary combines.
(ad)“Termination Date” means the date on which a Participant both ceases to be an employee of the Company and ceases to perform material services for the Company (whether as a director or otherwise), regardless of the reason for the cessation; provided that a “Termination Date” will not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by Groupon or the Subsidiary which was the recipient of the Participant’s services; and provided, further that, with respect to an Outside Director, “Termination Date” means date on which the Outside Director’s service as an Outside Director terminates for any reason.

SECTION 3
Participation
Subject to the terms and conditions of the Plan, a “Participant” in the Plan is any Eligible Individual to whom an Award is granted under the Plan. Subject to the terms and conditions of the Plan, the Committee will determine and designate, from time to time, from among the Eligible Individuals those persons who will be granted one or more Awards under the Plan. Subject to the terms and conditions of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan and more than one Award may be granted to a Participant. Except as otherwise agreed by Groupon and the Participant, or except as otherwise provided in the Plan, an Award under the Plan will not affect any previous Award under the Plan or an award under any other plan maintained by Groupon or any Subsidiary.

SECTION 4
Committee
4.1Administration By Committee. The authority to control and manage the operation and administration of the Plan will be vested in the committee described in subsection 4.2 (the “Committee”) in accordance with this Section 4. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

4.2Selection of Committee. So long as Groupon is subject to Section 16 of the Exchange Act, the Committee will be selected by the Board and will consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and will be comprised of persons who are independent for purposes of applicable stock exchange listing requirements. Any Award granted under the Plan that is intended to constitute Performance-Based Compensation (including Options and SARs) will be granted by a Committee consisting solely of two or more “outside directors” within the meaning of Section 162(m) of the Code and applicable regulations; provided, however, that as of the Effective Date and continuing thereafter unless and until otherwise specified by the Board, the Committee will be the Compensation Committee of the Board. Notwithstanding any other provision of the Plan to the contrary, with respect to any Awards to Outside Directors, the Committee for purposes of this Section 4 will be the Board.

4.3Powers of Committee. The authority to manage and control the operation and administration of the Plan will be vested in the Committee, subject to the following:
(a)Subject to the provisions of the Plan (including subsection 4.3(e)), the Committee will have the authority and discretion to (i) select Eligible Individuals who will receive Awards under the Plan, (ii) determine the time or times of receipt of Awards, (iii) determine the types of Awards and the number of Shares covered by the Awards, (iv) establish the terms, conditions, performance targets, restrictions, and other provisions of such Awards, (v) modify the terms of, cancel, or suspend Awards; (vi) reissue or repurchase Awards, and (vii) accelerate the exercisability or vesting of any Award. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective individual, the individual’s present and potential contribution to Groupon’s or a Subsidiary’s success and such other factors as the Committee deems relevant.

(b)Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.
(c)Subject to the provisions of the Plan, the Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, to remedy any defect or omission and reconcile any inconsistency in the Plan or any Award, and to make all other determinations that may be necessary or advisable for the administration of the Plan including the termination thereof.
(d)Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.
(e)Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination will be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted is expressly stated in the Agreement reflecting the Award and is permitted by applicable law).

4.4Delegation by Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, except that Awards to individuals who are designated as “officers” under Rule 16a-1(f) of the Exchange Act may be made solely by the Committee. Any such allocation or delegation may be revoked by the Committee at any time.

4.5Information to be Furnished to Committee. The Company will furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Company as to an individual’s employment or provision of services, termination of employment or cessation of the provision of services, leave of absence, reemployment and compensation will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

4.6Liability and Indemnification of Committee. No member or authorized delegate of the Committee will be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor will Groupon or any Subsidiary be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of Groupon or a Subsidiary. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, will be indemnified by Groupon against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification will not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 5
Shares Reserved and Limitations
5.1Shares and Other Amounts Subject to the Plan. The Shares for which Awards may be granted under the Plan will be subject to the following:
(a)The Shares with respect to which Awards may be made under the Plan will be shares currently authorized but unissued or currently held or subsequently acquired by Groupon as treasury shares, including shares purchased in the open market or in private transactions.
(b)Subject to the provisions of subsection 5.2, the number of Shares which may be issued with respect to Awards under the Plan will be equal to One-Hundred Fifty Million (150,000,000) Shares, plus all Shares that are or become available for issuance under the 2010 Plan following the consummation of Groupon’s initial public offering (the “Share Pool”). Except as otherwise provided herein, any Shares subject to an Award under this Plan which for any reason expires or is forfeited, cancelled, surrendered, or terminated without issuance of Shares will again be available under the Plan. Shares subject to an Award under the Plan will again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to a stock-settled SAR and were not issued or delivered upon the net settlement of such SAR; and (ii) Shares delivered to or withheld by Groupon to pay the exercise price or the withholding taxes related to outstanding Awards.
(c)Substitute Awards will not reduce the Shares that may be issued under the Plan or that may be covered by Awards granted to any one Participant during any calendar year pursuant to subsection 5.1(e) or subsection 5.1(f).

(d)Except as expressly provided by the terms of this Plan, the issuance by Groupon of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefore or upon conversion of shares or obligations of Groupon or any Subsidiary convertible into such shares or other securities, will not affect, and no adjustment by reason thereof, will be made with respect to Awards then outstanding hereunder.
(e)Subject to the following provisions of this subsection 5.1, the maximum number of Shares that may be delivered to Participants and their Beneficiaries with respect to Incentive Stock Options under the Plan will be Thirty Million (30,000,000); provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to Incentive Stock Options, such rules will apply to the limit on Incentive Stock Options granted under the Plan.
(f)The maximum number of Shares that may be covered by Awards granted to any one Participant during any calendar year pursuant to this Plan will be Seven and One Half Million (7,500,000). For purposes of this subsection 5.1(f), if an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a Share cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each Share will be counted as covering but one Share for purposes of applying the limitations of this subsection 5.1(f).
(g)Notwithstanding anything in this Plan to the contrary, the maximum number of Shares that may be covered by Awards granted to any Outside Director during any calendar year pursuant to this Plan, when taken together with any cash fees paid to such Outside Director during such year with respect to his or her service as a director of Groupon, shall not exceed $750,000 in total value (calculating the value of any such Awards based on the Fair Market Value at the time of grant for financial reporting purposes).
(h)
5.2Adjustments to Shares. In the event there is a change in the capital structure of the Company as a result of any stock dividend or split, recapitalization, issuance of a new class of common stock, merger, consolidation, spin-off or other similar corporate change, or any distribution to stockholders holding Shares other than regular cash dividends, the Committee shall make an equitable adjustment (in the manner and form determined in the Committee’s sole discretion) in the number of Shares and forms of the Awards authorized to be granted under the Plan, including any limitation imposed on the number of Shares of Common Stock with respect to which an Award may be granted in the aggregate under the Plan or to any Participant, and make appropriate adjustments (including exercise price) to any outstanding Awards.

SECTION 6
Options and SARs
6.1Definitions.
(a)The grant of an “Option” under the Plan entitles the Participant to purchase Shares at an Exercise Price established by the Committee at the time the Option is granted. Options granted under this Section 6 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee; provided, however, that Incentive Stock Options may only be granted to employees of Groupon or a Subsidiary. An Option will be deemed to be a Non-Qualified Stock Option unless it is specifically designated by the Committee as an Incentive Stock Option.
(b)A grant of a “stock appreciation right” or “SAR” entitles the Participant to receive, in cash or Shares (as determined in accordance with the terms of the Plan), value equal to the excess of: (i) the Fair Market Value of a specified number of Shares at the time of exercise; over (ii) an Exercise Price established by the Committee at the time of grant.
(c)An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the Exercise Price of both the Option and SAR will be the same, and the exercise of the Option or SAR with respect to a Share will cancel the corresponding tandem SAR or Option right with respect to such share.

6.2Eligibility. The Committee will designate the Participants to whom Options or SARs are to be granted under this Section 6 and will determine the number of Shares subject to each such Option or SAR and the other terms and conditions thereof, not inconsistent with the Plan.

6.3Agreement. Each grant of an Option or a SAR under the Plan will be evidenced and governed exclusively by a written Agreement between the Participant and the Company. Such Option or SAR will be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the Agreement (including without limitation any performance conditions). The provisions of the various Agreements entered into under the Plan need not be identical. With respect to Options, the Agreement will also specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option.

6.4Limits on Incentive Stock Options. If the Committee grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code.

6.5Exercise Price. The “Exercise Price” of an Option or SAR will be established by the Committee at the time the Option or SAR is granted; provided, however, (a) in no event will such price be less than 100% of the Fair Market Value of a Share on such date and (b) no Incentive Stock Option granted to a Ten Percent Stockholder within the meaning of Section 422(b)(6) of the Code shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a Share on such date.

6.6Exercise/Vesting. Except as otherwise expressly provided in the Plan, an Option or SAR granted under the Plan will be exercisable in accordance with the following:
(a)An Option or SAR granted under this Section 6 will be exercised, in whole or in part (but with respect to whole Shares only) by giving notice to Groupon or its designee prior to the Expiration Date applicable thereto. Such notice will specify the number of Shares being exercised and such other information as may be required by the Committee or its designee.
(b)No Option or SAR may be exercised prior to the date on which it is exercisable (or vested) or after the Expiration Date.
(c)The terms and conditions relating to exercise and vesting of an Option or SAR will be established by the Committee to the extent not inconsistent with the Plan, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise or the achievement of Share ownership objectives by the Participant. Notwithstanding the foregoing, in no event will an Option or SAR granted to any employee become exercisable or vested prior to the first anniversary of the date on which it is granted (subject to acceleration of exercisability and vesting, to the extent permitted by, and subject to such terms and conditions determined by the Committee, in the event of the Participant’s death, disability, retirement, or involuntary termination or in connection with a change in control).

6.7Method of Exercise; Payment of Exercise Price. A Participant may exercise an Option (i) by giving notice to the Committee or its designee specifying the number of whole Shares to be purchased and accompanying such notice with payment therefor in full, and without any extension of credit, either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Committee or its designee) to the Committee or its designee of previously owned whole Shares having a Fair Market Value, determined as of the date immediately preceding the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Committee to withhold whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, provided that the Committee determines that such withholding of Shares does not cause the Company to recognize an increased compensation expense under applicable accounting principles, (D) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the Participant has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C) and (ii) by executing such documents as the Committee may reasonably request. Any fraction of a Share which would be required to pay such purchase price will be disregarded and the remaining amount due will be adjusted through the federal tax withholding mechanism. No Shares will be issued and no certification representing Common Stock will be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 9.5, have been paid.

6.8Post-Exercise Limitations. The Committee, in its discretion, may provide in an Award such restrictions on Shares acquired pursuant to the exercise of an Option as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Share ownership by the Participant and such other factors as the Committee determines to be appropriate.

6.9No Repricing. Except for adjustments pursuant to subsection 5.2 (Adjustments to Shares) or reductions of the Exercise Price approved by Groupon’s stockholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to Groupon as consideration for the grant of a new Award, cash, or replacement Option or SAR with a lower exercise price. In addition, no repricing of an Option or SAR will be permitted without the approval of Groupon’s stockholders if such approval is required under the rules of any stock exchange on which Shares are listed; provided, however, that the foregoing prohibition shall not apply to the actions permitted under subsection 9.2 (Change in Control).

6.10Expiration Date. The “Expiration Date” with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that in no event will the Expiration Date of an Option or SAR be later than the date that is ten years after the date on which the Option or SAR is granted (or such shorter period required by law or the rules of any stock exchange). No Incentive Stock Option granted to a Ten Percent Stockholder within the meaning of Section 422(b)(6) of the Code shall be exercisable after the expiration of five (5) after the effective date of grant of such Option.

SECTION 7
Full Value Awards
7.1Definitions.
A “Full Value Award” is a grant of one or more Shares or a right to receive one or more Shares in the future (including restricted shares, restricted share units, deferred shares, deferred share units, performance shares and performance share units), with such grant subject to one or more of the following, as determined by the Committee:
(a)The grant may be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.
(b)The grant may be contingent on the achievement of performance or other objectives during a specified period.
(c)The grant may be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives.
(d)The grant may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement.

7.2Agreement. Each grant of a Full Value Award under the Plan will be evidenced and governed exclusively by a written Agreement between the Participant and the Company. Such Full Value Award will be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the Agreement (including without limitation any performance conditions). The provisions of the various Agreements entered into under the Plan need not be identical.

7.3Performance-Based Full Value Awards. Any Full Value Award granted to any Participant may constitute “Performance-Based Compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. If any such award is intended to satisfy the requirements for Performance-Based Compensation under Section 162(m) of the Code, then to the extent required by Section 162(m), any Full Value Award so designated will be conditioned on the achievement of one or more performance targets as determined by the Committee and the following additional requirements will apply:
(a)The performance targets established for the performance period established by the Committee will be objective (as that term is described in regulations and other guidance under Section 162(m) of the Code), and will be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain. The performance targets established by the Committee will be based on one or more of the Performance Criteria.
(b)A Participant otherwise entitled to receive a Full Value Award for any performance period will not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this subsection 7.3(b), such exercise of discretion may not result in an increase in the amount of the payment unless such discretion is exercised pursuant to Section 9.2 hereof.
(c)Except as otherwise provided by the Committee, if a Participant’s Termination Date occurs because of death or disability, the Participant’s Full Value Award will become vested without regard to whether the Full Value Award would be Performance-Based Compensation.

Nothing in this Section 7 will preclude the Committee from granting Full Value Awards under the Plan or the Committee, Groupon or any Subsidiary from granting any cash incentive awards outside of the Plan that are not intended to be Performance-Based Compensation; provided, however, that to the extent that the provisions of this Section 7 reflect the requirements applicable to Performance-Based Compensation, such provisions will not apply to the portion of the Award, if any, that is not intended to constitute Performance-Based Compensation.

SECTION 8
Cash Incentive Awards
8.1Grant of Cash Incentive Awards. Subject to the terms of the Plan, the Committee may grant to a Participant the right to receive a payment in cash (or, in the discretion of the Committee, in Shares equivalent in value to the cash otherwise payable) at any time and from time to time, as determined by the Committee (“Cash Incentive Award”). Each Cash Incentive Award will have a value as determined by the Committee, and the Committee may subject an Award to Performance Criteria or any other conditions, restrictions or contingencies, as determined in the Committee’s discretion. Payment of earned Cash Incentive Awards will be as determined by the Committee and evidenced in the Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Cash Incentive Awards in the form of cash or Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Award. The determination of the Committee with respect to the time and form of payout of such Awards will be set forth in the Agreement pertaining to the grant of the Award.

8.2Performance-Based Cash Incentive Awards. Any Cash Incentive Award granted to any Participant may constitute “Performance-Based Compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. If any such award is intended to satisfy the requirements for Performance-Based Compensation under Section 162(m) of the Code, then to the extent required by Section 162(m), any Cash Incentive Award so designated will be conditioned on the achievement of one or more performance targets as determined by the Committee and the following additional requirements will apply:
(a)The performance targets established for the performance period established by the Committee will be objective (as that term is described in regulations under Section 162(m) of the Code), and will be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain. The performance targets established by the Committee will be based on one or more of the Performance Criteria.
(b)A Participant otherwise entitled to receive a Cash Incentive Award for any performance period will not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this subsection 8.2, such exercise of discretion may not result in an increase in the amount of the payment, unless such discretion is exercised pursuant to Section 9.2 hereof.
(c)Except as otherwise provided by the Committee, if a Participant’s Termination Date occurs because of death or disability, the Participant’s Cash Incentive Award will become vested without regard to whether the Cash Incentive Award would be Performance-Based Compensation.
(d)The maximum amount payable pursuant to a Cash Incentive Award to any Participant in any calendar year is Five Million ($5,000,000).

Nothing in this Section 8 will preclude the Committee from granting Cash Incentive Awards under the Plan or the Committee, Groupon or any Subsidiary from granting any cash incentive awards outside of the Plan that are not intended to be Performance-Based Compensation; provided, however, that to the extent that the provisions of this Section 8 reflect the requirements applicable to Performance-Based Compensation, such provisions will not apply to any Cash Incentive Award that is not intended to constitute Performance-Based Compensation. Except as otherwise provided in the applicable program or arrangement, distribution of any Cash Incentive Awards by the Company for a performance period ending in a calendar year will be made to the Participant not later than March 15 of the following calendar year.
SECTION 9
Operation and Administration
9.1Effective Date and Approval Date. The Plan will be effective as of the date it is adopted by the Board (the “Effective Date”). The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Shares awarded under it are outstanding and not fully vested; provided, however, that no new Awards will be made under the Plan on or after the tenth anniversary of the date on which the Plan is adopted by the Board. No Option that is intended to be an Incentive Stock Option may be granted under the Plan until the Approval Date. If the Approval Date does not occur within twelve months after the Effective Date, then no Options that are intended to be Incentive Stock Options may be granted under the Plan.

9.2Change in Control.  Notwithstanding any provision of this Plan or any Agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion:
(a)require that (i) some or all outstanding Options and SARs will immediately become exercisable in full or in part, (ii) the vesting period applicable to some or all outstanding restricted shares and restricted stock units will lapse in full or in part, (iii) the performance period applicable to some or all outstanding Awards will lapse in full or in part, or (iv) the performance targets applicable to some or all outstanding Awards will be deemed to be satisfied at the target, maximum or any other level;
(b)require that shares of common stock of the company resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the Shares subject to an outstanding Award, with an appropriate and equitable adjustment to such Award as determined by the Board in accordance with Section 5.2;
(c)require outstanding Awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment in an amount equal to (A) in the case of an Option or a SAR, the number of Shares then subject to the portion of such Option or SAR surrendered, to the extent such Option or SAR is then exercisable or becomes exercisable pursuant to Section 6.5 above, multiplied by the excess, if any, of the Fair Market Value (or the Change in Control price, as applicable) of a Share as of the date of the Change in Control, over the purchase price or base price per Share subject to such Option or SAR, (B) in the case of restricted shares or restricted stock units, the number of Shares then subject to the portion of such Award surrendered, to the extent the vesting period and performance period, if any, on such Award have lapsed or will lapse pursuant to Section 7.2 above and to the extent that the performance targets, if any, have been satisfied or are deemed satisfied pursuant to Sections 7.2 or 7.3 above, multiplied by the Fair Market Value (or the Change in Control price, as applicable) of a Share as of the date of the Change in Control, or (C) in the case of performance shares and performance share units, the Fair Market Value (or the Change in Control price, as applicable) of the Shares then subject to the portion of such Award surrendered, to the extent the performance period applicable to such Award has lapsed or will lapse pursuant to Section 7.3 above and to the extent the performance targets applicable to such Award have been satisfied or are deemed satisfied pursuant to Section 7.3 above; (ii) shares of common stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above; and/or
(d)take such other action as the Board deems appropriate, in its sole discretion.

9.3Special Director Provisions. Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided by the Board, Awards to non-employee directors may be made in accordance with the terms of any Outside Director’s program adopted by the Board, and all such Awards will be deemed to be made under the Plan.

9.4Limit on Distribution. Distribution of Shares or other amounts under the Plan will be subject to the following:
(a)Notwithstanding any other provision of the Plan, Groupon will have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.
(b)In the case of a Participant who is subject to Sections 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.
(c)To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

9.5Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied by one or more of the following means as determined by the Company in its sole discretion: (i) withholding from any wages or other cash compensation paid to the Participant by the Company, (ii) surrender of Shares which the Participant already owns or to which the Participant is otherwise entitled under the Plan, (iii) withholding from the proceeds of the sale of Shares owned by the Participant, or (iv) any other method of withholding authorized by the Committee; provided, however, with the consent of the Committee, previously-owned Shares that have been held by the Participant or Shares to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other rates that will not have a negative accounting impact).

9.6Transferability. Awards under the Plan are not transferable except to the Participant’s Beneficiary upon the death of the Participant. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection 9.6, the Committee may permit Awards under the Plan to be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family), subject to such procedures as the Committee may establish. In no event will an Incentive Stock Option be transferable to the extent that such transferability would violate the requirements applicable to such option under Section 422 of the Code.

9.7Notices. Any notice or document required to be filed with the Committee or the Company under the Plan must be writing and will be properly filed if delivered or mailed to the Company’s Legal Department at Groupon’s principal executive offices. If intended for the Participant, notices shall be delivered personally or shall be addressed (if sent by mail) to the Participant’s then current residence address as shown on the Company’s records, or to such other address as the Participant directs in a notice to the Company, or shall be delivered electronically to the Participant’s email address as shown on the Company’s records. All notices shall be deemed to be given on the date received at the address of the addressee or, if delivered personally or electronically, on the date delivered. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan through an on-line or electronic system established and maintained by the Company or its designee. The Company may, by written notice to affected persons, revise its notice procedures from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

9.8Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, will be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee requires.

9.9Agreement With Groupon or Subsidiary. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with Groupon or the Subsidiary, as applicable (the “Agreement”), in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

9.10Limitation of Implied Rights.
(a)Neither a Participant nor any other person will, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant will have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company. Nothing contained in the Plan constitutes a guarantee by the Company or any Subsidiary that the assets of such companies will be sufficient to pay any benefits to any person.
(b)The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any employee the right to be retained in the employ or service of the Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan will confer upon the holder thereof any right as a stockholder of Groupon prior to the date on which the Participant fulfills all service requirements and other conditions for receipt of such rights and Shares are registered in the Participant’s name. Without limiting the generality of the foregoing, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of restricted stock granted under the Plan may be granted the right to exercise full voting rights with respect to those Shares during the vesting period. A Participant will have no voting rights with respect to any restricted stock units granted hereunder.
(c)During the vesting period, Participants holding Shares of restricted stock, restricted stock units, performance Shares or performance share units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including, but not limited to, cash or Shares. Notwithstanding the foregoing, no dividends or dividend equivalents may be paid on restricted stock units, performance Shares or performance share units prior to vesting and, if applicable, the satisfaction of the underlying performance targets.

9.11Forfeiture Events. The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but are not limited to, termination of employment for cause, violation of material Company, Affiliate or Subsidiary policy, breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant, a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates or the Subsidiaries.

9.12Clawback Policy. Any compensation earned or paid pursuant to this Plan is subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

9.13Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

9.14Action by Groupon or Subsidiary. Any action required or permitted to be taken by Groupon or any Subsidiary will be by resolution of its board of directors or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of Groupon.

9.15Gender and Number. Where the context allows, words in any gender include any other gender, words in the singular include the plural and the plural includes the singular, and the term “or” also means “and/or” and the term “including” means “including but not limited to”.

9.16Applicable Law. The validity, interpretation, instruction, performance, enforcement and remedies of or relating to this Plan and any Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to the conflict of law principles, rules or statutes of any jurisdiction.

9.17Foreign Participants. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which Groupon or a Subsidiary operates or has employees.

9.18Construction. If any provision of the Plan or any Agreement relating to an Award intended to satisfy the requirements for Performance-Based Compensation under Section 162(m) of the Code does not comply or is inconsistent with such requirements of Section 162(m) of the Code, such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

9.19Creditor’s Rights. A holder of restricted stock units shall have no rights other than those of a general creditor of the Company. Restricted stock units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable restricted stock unit Agreement.

9.20Fractional Shares. Under no circumstances will the Company be required to authorize or issue fractional shares and no consideration will be provided as a result of any fractional shares not be issued or authorized.

SECTION 10
Amendment and Termination
The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living and if applicable, the Beneficiary), adversely affect the rights of any Participant or, if applicable, Beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable), unless an amendment is required to conform the Plan or an Agreement to the requirements of applicable law; and further provided that adjustments pursuant to subsection 5.2 will not be subject to the foregoing limitations of this Section 10; and further provided no amendment will be made to the provisions of subsection 6.8 (relating to Option and SAR repricing) without the approval of Groupon’s stockholders; and provided further, that no other amendment will be made to the Plan without the approval of Groupon’s stockholders if the approval of Groupon’s stockholders of such amendment is required by law or the rules of any stock exchange on which Shares are listed.
SECTION 11
Sections 409A and 4999 of the Code
11.1Intent to Comply with Section 409A of the Code. Notwithstanding anything in this Plan to the contrary (for purposes of this section, “Plan” includes all Awards under the Plan), the Plan will be construed, administered or deemed amended as necessary to comply with the requirements of Section 409A of the Code to avoid taxation under Section 409A(a)(1) of the Code to the extent subject to Section 409A of the Code. The Committee, in its sole discretion, will determine the requirements of Section 409A of the Code applicable to the Plan and will interpret the terms of the Plan consistently therewith. Under no circumstances, however, will the Company or any Subsidiary or Affiliate or any of its employees, officers, directors, service providers or agents have any liability to any person for any taxes, penalties or interest due on amounts paid or payable under the Plan, including any taxes, penalties or interest imposed under Section 409A of the Code. Any payments to Award holders pursuant to this Plan are also intended to be exempt from Section 409A of the Code to the maximum extent possible, first, to the extent such payments are scheduled to be paid and are in fact paid during the short-term deferral period, as short-term deferrals pursuant to U.S. Treasury Regulation §1.409A-1(b)(4), and then, if applicable, under the separation pay exemption pursuant to U.S. Treasury Regulation §1.409A-1(b)(9)(iii), and for this purpose each payment will be considered a separate payment such that the determination of whether a payment qualifies as a short-term deferral will be made without regard to whether other payments so qualify and the determination of whether a payment qualifies under the separation pay exemption will be made without regard to any payments which qualify as short-term deferrals. To the extent any amounts under this Plan are payable by reference to an Award holder’s “termination of employment,” such term will be deemed to refer to the Award holder’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Plan, if an Award holder is a “specified employee,” as defined in Section 409A of the Code, as of the date of the Award holder’s separation from service, then to the extent any amount payable under this Plan (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, (ii) is payable upon the Award holder’s separation from service and (iii) under the terms of this Plan would be payable prior to the six-month anniversary of the Award holder’s separation from service, such payment will be delayed until the earlier to occur of (a) the six-month anniversary of the separation from service or (b) the date of the award holder’s death.

11.2Prohibition on Acceleration of Payments. The time or schedule of any settlement or amount scheduled to be paid pursuant to the terms of the Plan or any Agreement may not be accelerated except as otherwise permitted under Section 409A of the Code and the guidance and Treasury regulations issued thereunder.

11.3Excise Tax Under Section 4999 of the Code. Except as otherwise expressly provided in an employment, retention, change in control, severance or similar agreement between the Participant and the Company, if any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A of the Code, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization. To aid the Participant in making any election called for under this subsection, no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described herein, the Company shall request a determination in writing by independent public accountants selected by the Company. As soon as practicable thereafter, such accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the accountants such information and documents as the accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the accountants charge in connection with their services contemplated by this subsection.

GROUPON

GROUPON, INC.
600 WEST CHICAGO AVENUE
SUITE 400
CHICAGO, IL 60654

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E07197-P78817 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

GROUPON, INC.

Unless otherwise specified in the spaces provided, the undersigned's vote is cast FOR the election of the director nominees in Proposal 1, FOR Proposals 2, 3, 4 and 5 and AGAINST Proposal 6, as more fully described in the accompanying Proxy Statement.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees:

01) Rich Williams
02) Eric Lefkofsky
03) Theodore Leonsis
04) Michael Angelakis
05) Peter Barris
06) Robert Bass
07) Jeffrey Housenbold
08) Bradley Keywell
09) Ann Ziegler

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting, the Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E07198-P78817

GROUPON, INC.
Solicited by the Board of Directors for the Annual Meeting of Stockholders on June 8, 2016

The undersigned hereby appoints Rich Williams and Dane Drobny, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of Groupon, Inc. (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders to be held at Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, at 10:00 a.m., Central Time, on June 8, 2016 and any adjournment or postponement thereof, hereby ratifying all the said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side.

Important Notice: All meeting attendees may be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver's license or passport, before entering the meeting. If the shares are held in street name with a bank or brokerage account and you plan to attend the Annual Meeting, please also bring a recent bank or brokerage statement showing owned shares of the Company on the record date April 14, 2016. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of Groupon, Inc.

Continued and to be signed on reverse side